                          REAL ESTATE ACQUISITION AGREEMENT

                                     dated as of

                                     May 22, 1997

                                     by and among

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY,

                               AIMCO PROPERTIES, L.P.,

                            DEMETER HOLDINGS CORPORATION,

                                 PHEMUS CORPORATION,

                              CAPRICORN INVESTORS, L.P.,

                               J. RODERICK HELLER, III

                                         and

                                 NHP PARTNERS TWO LLC



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                                  TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

                                      ARTICLE I
                                     DEFINITIONS

1.1   Definitions.............................................................1


                                      ARTICLE II
                           SALE AND CONTRIBUTION OF ASSETS

2.1   Sale and Contribution of Assets........................................11
2.2   Consideration..........................................................11
2.3   Closing................................................................12
2.4   Deliveries by the Sellers at Closing...................................12
2.5   Deliveries by the Buyers at Closing....................................13


                                     ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1   Organization and Qualification.........................................15
3.2   Organizational Documents...............................................15
3.3   Capitalization; Ownership Interests....................................15
3.4   Authority Relative to this Agreement...................................16
3.5   No Conflict; Required Filings and Consents..............................7
3.6   Financial Statements...................................................17
3.7   Litigation.............................................................18
3.8   Properties.............................................................18
3.9   Environmental..........................................................20
3.10  Tax Matters............................................................21
3.11  Investment Representations.............................................22
3.12  Brokers................................................................23
3.13  Absence of Changes.....................................................23
3.14  Intercompany Liabilities ..............................................24
3.15  Disclosure.............................................................24


                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF THE BUYERS

4.1   Organization and Qualifications; Subsidiaries..........................24
4.2   Organizational Documents...............................................24


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4.3   Capitalization.........................................................25
4.4   Authority Relative to this Agreement...................................25
4.5   No Conflict; Required Filings and Consents.............................25
4.6   SEC Reports and Financial Statements...................................26
4.7   Litigation.............................................................27
4.8   Brokers................................................................27
4.9   OP Units and Warrants..................................................27
4.10  Disclosure.............................................................28


                                      ARTICLE V
                                      COVENANTS

5.1   Notification of Certain Matters........................................28
5.2   Further Action, Reasonable Efforts; Consents and Approvals.............28
5.3   Conduct of Business of the Companies Pending the Closing...............29
5.4   Conduct of Business of AIMCO Pending the Closing.......................30
5.5   Access and Investigation...............................................30
5.6   No Solicitation .......................................................31
5.7   Closing Costs..........................................................32
5.8   Public Announcements...................................................32
5.9   Voting and Proxy Arrangements..........................................32
5.10  Right of First Refusal.................................................33
5.11  Property Questionnaires................................................34
5.12  Tax Matters............................................................34
5.13  Intentionally Omitted..................................................35
5.14  Correspondence with Stockholders, Members, Limited Partners............35
5.15  Buyers' Property Put Right.............................................35
5.16  HPI Put................................................................37
5.17  Waiver of NHP Right of First Refusal...................................37
5.18  Guarantee of AIMCO OP Indebtedness.....................................37
5.19  Reservation of Shares..................................................37
5.20  Intercompany Liabilities...............................................38


                                      ARTICLE VI
                                CONDITIONS TO CLOSING

6.1   Conditions to Each Party's Obligation to Effect the Closing ...........38
6.2   Conditions to Obligations of the Buyers to Effect the Closing..........39
6.3   Conditions to Obligations of the Sellers to Effect the Closing.........41


                                     ARTICLE VII
                          TERMINATION, WAIVER AND AMENDMENT

7.1   Termination............................................................42



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7.2   Effect of Termination..................................................42
7.3   Amendment or Supplement................................................43
7.4   Extension of Time, Waiver, Etc.........................................43


                                     ARTICLE VIII
                                   INDEMNIFICATION

8.1   Indemnification by the Sellers.........................................44
8.2   Indemnification by the Buyers..........................................45
8.3   Procedures Relating to Indemnification.................................45
8.4   Limitations on Indemnification.........................................49


                                      ARTICLE IX
                               MISCELLANEOUS PROVISIONS

9.1   Governing Law..........................................................50
9.2   Entire Agreement.......................................................51
9.3   Modification; Waiver...................................................51
9.4   Notices................................................................51
9.5   Expenses...............................................................53
9.6   Assignment.............................................................53
9.7   Survival...............................................................54
9.8   Severability...........................................................54
9.9   Successors and Assigns; Third Parties..................................54
9.10  Counterparts...........................................................54
9.11  Interpretation; References.............................................54
9.12  Time of Essence........................................................55
9.13  Remedies...............................................................55
9.14  Exhibits...............................................................55
9.15  Attorneys' Fees........................................................55
9.16  Waiver of Jury Trial...................................................55
9.17  Further Assurances.....................................................56
9.18  Negotiation of Agreement...............................................56



                                         iii

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                                                                            PAGE
                                                                            ----

                                       EXHIBITS

EXHIBIT A           Acknowledgment and Acceptance of Admission of
                    Limited Partner..........................................A-1
EXHIBIT B           Assignment of Partnership Interest.......................B-1
EXHIBIT C           Registration Rights Agreement............................C-1
EXHIBIT D           Warrant..................................................D-1


                                      SCHEDULES

SCHEDULE 3.1        Company Information
SCHEDULE 3.3        Capitalization; Ownership Interests
SCHEDULE 3.5        Required Consents
SCHEDULE 3.6(b) Exceptions to Conventional Real Estate Companies Financial Statements
SCHEDULE 3.7        Litigation
SCHEDULE 3.8(a)(i)  Conventional Property Information
SCHEDULE 3.8(a)(ii) Affordable Property Information
SCHEDULE 3.9(a)     Environmental Compliance
SCHEDULE 3.9(b)     Environmental Claims
SCHEDULE 3.9(c)     Environmental Locations
SCHEDULE 3.9(d)     Environmental Permits
SCHEDULE 3.10(b)    Tax Status
SCHEDULE 3.13       Absence of Changes
SCHEDULE 3.14       Intercompany Liabilities
SCHEDULE 5.15       Assets Subject to Buyers' Property Put Right




                                          iv

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                           REAL ESTATE ACQUISITION AGREEMENT


         REAL ESTATE ACQUISITION AGREEMENT, dated as of May 22, 1997 (the "AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP" and, together with AIMCO, the "BUYERS"), Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), Phemus Corporation, a Massachusetts corporation ("PHEMUS"), Capricorn Investors, L.P., a Delaware limited partnership ("CAPRICORN"), J. Roderick Heller, III, an individual ("HELLER"), and NHP Partners Two LLC, a Delaware limited liability company ("PARTNERS TWO LLC" and, together with Demeter, Phemus, Capricorn and Heller, the "SELLERS").

         WHEREAS, Demeter, Capricorn and Heller, directly or indirectly, own all of the outstanding interests in NHP Partners Limited Partnership, a Delaware limited partnership ("PARTNERS ONE"), and Partners One owns all of the issued and outstanding capital stock (the "NHP PARTNERS STOCK") of NHP Partners, Inc., a Delaware corporation ("NHP PARTNERS");

         WHEREAS, Phemus, Capricorn, Heller and Partners Two LLC own all of the outstanding interests in NHP Partners Two Limited Partnership, a Delaware limited partnership ("PARTNERS TWO");

         WHEREAS, the Sellers desire to sell, and AIMCO or AIMCO OP desires to purchase, or cause its designee to purchase, the NHP Partners Stock and all of the outstanding interests in Partners Two; and

         WHEREAS, AIMCO, Demeter, Phemus and Capricorn have previously entered into a letter agreement, dated February 13, 1997, which provides for AIMCO to acquire interests from the Sellers, and for AIMCO and the Sellers to negotiate a further agreement for such acquisition.


         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                      ARTICLE I


                                     DEFINITIONS

1 DEFINITIONS.
  The capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

         "AAA" shall have the meaning ascribed thereto in SECTION 8.3.

         "ACCREDITED INVESTOR" shall have the meaning ascribed thereto in Regulation D of the Rules and Regulations promulgated under the Securities Act.

         "ACKNOWLEDGMENT" shall mean an Acknowledgment and Acceptance of Admission of Limited Partner, substantially in the form of EXHIBIT A hereto.

         "ACQUISITION PROPOSAL" shall have the meaning ascribed thereto in
SECTION 5.9.

         "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

         "AIMCO SEC REPORTS" shall have the meaning ascribed thereto in SECTION 4.6.

         "AIMCO STOCK" shall mean shares of Class A Common Stock, par value $.01 per share, of AIMCO.

         "AFFORDABLE PROPERTIES" shall mean the properties listed on SCHEDULE 3.8(a)(ii), the land on which such properties are located, all Real Property relating to such land, and all Personal Property and Intangible Property relating to such Real Property.

         "AFFORDABLE REAL ESTATE COMPANIES" shall mean the Companies listed on
SCHEDULE 3.8(a)(ii) as the beneficial owners of the Affordable Properties.

         "ASSIGNMENT OF PARTNERSHIP INTEREST" shall mean an Assignment and Assumption of Partnership Interest substantially in the form of EXHIBIT B hereto.

         "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

         "BUSINESS" shall mean the assets, liabilities, properties, businesses and operations of the Companies.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in California are authorized or obligated to close under the laws of California.

         "BUYER'S PROPERTY PUT CLOSING" shall have the meaning ascribed thereto in SECTION 5.15.

         "BUYER'S PROPERTY PUT RIGHT" shall have the meaning ascribed thereto in SECTION 5.15.

         "CLOSING" shall have the meaning ascribed thereto in SECTION 2.3.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMERCIALLY REASONABLE EFFORTS" or "COMMERCIALLY REASONABLE STEPS," when used with respect to any party, shall mean the reasonable efforts of a party without the requirement that such party incur any unanticipated (as of the date hereof) material and extraordinary out-of-pocket expenses, including the making of any capital contribution, or incur any other unanticipated (as of the date hereof) material and extraordinary burden or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil or criminal.

         "COMPANIES" shall mean NHP Partners, Partners Two and their respective subsidiaries.

         "COMPANY" shall mean any one of the Companies.

         "COMPANY LIABILITIES" shall have the meaning ascribed thereto in
SECTION 5.20.
         "CONSENTS" shall have the meaning ascribed thereto in SECTION 5.2.

         "CONTRACT" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement, oral or written, to which such Person or any of its subsidiaries is a party or by which any of them or their assets or properties is bound or affected.

         "CONTROL" (and its derivative terms "CONTROLLED," "CONTROLS," etc.) shall mean the power and right to direct the management and policies of another Person, whether by ownership of voting securities, the ability to elect a majority of the board of directors or other managing board or committee, management contract, or otherwise.

         "CONVENTIONAL PROPERTIES" shall mean the apartment properties listed on SCHEDULE 3.8(a)(i), the land on which such properties are located, all Real Property relating to such land, and all Personal Property and Intangible Property relating to such Real Property.

         "CONVENTIONAL REAL ESTATE COMPANIES" shall mean the Companies listed on SCHEDULE 3.8(a)(i) as the beneficial owners of the Conventional Properties.

         "CONVENTIONAL REAL ESTATE COMPANIES FINANCIAL STATEMENTS" shall have the meaning ascribed thereto in SECTION 3.6.

         "DAMAGES" shall mean any and all costs, damages, liabilities, fines, fees, penalties, interest obligations, assessments, deficiencies, losses, and expenses (including, without limitation, punitive, treble, or other exemplary damages, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other reasonable expenses of litigation or of any claim, default or assessment).

         "DIRECT CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "ENVIRONMENTAL ASSESSMENT" shall have the meaning ascribed thereto in
SECTION 5.5.

         "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any Seller or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL LAWS" means all Federal, state and local laws and regulations relating to pollution or protection of human health (excluding occupational safety and health laws) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "ENVIRONMENTAL PERMITS" shall have the meaning ascribed thereto in
SECTION 3.9(d).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including, without limitation, any successor act), and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FINANCIAL STATEMENTS" shall mean the Private Company Financial Statements and the Conventional Real Estate Companies Financial Statements.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

         "HPI" shall mean HPI, Limited, a Bermuda corporation.

         "HPI PUT CLOSING" shall have the meaning ascribed thereto in SECTION 5.16.

         "HPI PUT RIGHT" shall have the meaning ascribed thereto in SECTION
5.16.

         "HPI STOCK" shall mean all of the issued and outstanding capital stock of HPI.

         "HUD" shall mean the U.S. Department of Housing and Urban Development.

         "HUD CLEARANCE" shall mean approval by HUD of the participation of a "Principal" in a "Project," each as defined in 24 C.F.R. Section 200.215, pursuant to HUD's Previous Participation Review and Clearance procedure set forth in 24 C.F.R. subpart H, as such approval may relate to the Transactions.

         "IMPROVEMENTS" shall mean, with respect to any land, all buildings, improvements, structures and fixtures now or hereafter located on or in such land.

         "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in SECTION 8.3.

         "INTANGIBLE PROPERTY" shall mean, with respect to any Real Property, all intangible property owned by any of the Companies and used in connection with the Real Property and/or the Personal Property relating thereto, including, without limitation, all of the Companies' right, title and interest in, to and under: (i) the Leases, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) all trademarks and trade names; (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency.

         "KNOWLEDGE" shall mean, when used with respect to any Person, such Person's actual knowledge, without any duty to make any inquiry or investigation.

         "LAW" shall mean any law, rule, regulation, ordinance, decree or order of any Governmental Authority.

         "LEASES" shall mean, with respect to any Real Property, the leases, licenses, tenancies and other occupancy agreements (whether written or oral) in effect at such Real Property.

         "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, covenants, conditions, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing.

         "LITIGATION PROCEEDS" shall have the meaning ascribed thereto in
SECTION 8.4(c).

         "MANAGEMENT CONTRACTS" shall mean the Contracts pursuant to which NHP has the right or obligation to manage any of the Properties.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the validity or enforceability of this Agreement against such Person, if a party hereto, on the ability of any of the Sellers (if such Person is a Seller or a Seller Affiliate) or any of the Buyers (if such Person is a Buyer) to perform any of its obligations under this Agreement, or on the business, assets, condition or results of operation of such Person.

         "MATERIAL COMPANIES" shall mean all Companies other than the Affordable Real Estate Companies and HPI.

         "MATERIAL SUBSIDIARY" shall mean, with respect to any Person, a subsidiary of such Person that (i) constitutes a "significant subsidiary" of such Person, within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) has a direct or indirect ownership interest in any other subsidiary of such Person that is a Material Subsidiary of such Person, or (iii) is otherwise material to the business or operations of such Person and its subsidiaries, taken as a whole.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

         "NHP" shall mean NHP Incorporated, a Delaware corporation.

         "NHP LP" shall mean The National Housing Partnership, a District of Columbia limited partnership.

         "NOTICE DATE" shall have the meaning ascribed thereto in SECTION 5.15.

         "NOTICE OF DIRECT CLAIM" shall have the meaning ascribed thereto in
SECTION 8.3.

         "NOTICE OF THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "NOTICES" shall have the meaning ascribed thereto in SECTION 9.4.

         "OP UNITS" shall mean units of limited partnership interest in AIMCO
OP.

         "OPTION" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its subsidiaries is a party relating to the issued or unissued capital stock of such Person or any of its subsidiaries, or obligating such Person or any of its subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, such Person or any of its subsidiaries.

         "ORDER" shall mean any order, decree, injunction, judgment, edict, ruling, assessment, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

         "ORGANIZATIONAL DOCUMENTS" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its certificate of partnership (if applicable) and partnership agreement, and (v) all other similar organizational documents.

         "OWNER'S TITLE POLICIES" shall have the meaning ascribed thereto in
SECTION 6.2.

         "PCB" shall have the meaning ascribed thereto in SECTION 3.9.

         "PERMITTED ENCUMBRANCES" shall mean the following: (i) Liens for Taxes or assessments or other governmental charges or levies (a) that are not yet delinquent, or (b) that are being contested in good faith and have been adequately reserved for; (ii) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness not yet due and payable aggregating not in excess of $20,000 for any single Property; (iii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (iv) the monetary encumbrances and mortgage indebtedness set forth on SCHEDULE 3.8(a)(i).

         "PERMITTED EXCEPTIONS" shall have the meaning ascribed thereto in
SECTION 6.2.

         "PERSON" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

         "PERSONAL PROPERTY" shall mean, with respect to any Real Property, all tangible personal property, equipment and supplies owned by any of the Companies and situated at the Real Property and used by any of the Companies in connection with the ownership, use, operation, maintenance or repair of the Real Property.

         "PPM" shall mean AIMCO OP's Private Placement Memorandum, dated April 4, 1997, relating to the issuance of OP Units pursuant to this Agreement.

         "PRIVATE COMPANY" shall have the meaning ascribed thereto in SECTION
3.6.

         "PRIVATE COMPANY FINANCIAL STATEMENTS" shall have the meaning ascribed thereto in SECTION 3.6.

         "PROPERTIES" shall mean the Conventional Properties and the Affordable Properties.

         "PROPERTY" shall mean any one of the Properties.

         "PROPERTY QUESTIONNAIRE" shall have the meaning ascribed thereto in
SECTION 5.12.

         "PROXY" shall have the meaning ascribed thereto in SECTION 5.9.

         "PTR" shall have the meaning ascribed thereto in SECTION 6.2.

         "REAL ESTATE COMPANIES" shall mean the Conventional Real Estate Companies and the Affordable Real Estate Companies.

         "REAL ESTATE COMPANY" shall mean any one of the Real Estate Companies.

         "REAL PROPERTY" shall mean, with respect to any land, (i) such land,
(ii) the Improvements thereon, (iii) all apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of such land and the Improvements (such as heating, air conditioning or mechanical systems and other facilities so affixed and used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in such land or the Improvements, and (iv) all of the Real Estate Companies' rights, privileges and easements appurtenant to or used in connection with such land and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to such land, all strips and gores, right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to such land.

         "REGISTRATION RIGHTS AGREEMENT" shall mean a Registration Rights Agreement, substantially in the form of EXHIBIT C hereto, that will be entered into at the Closing by AIMCO and those Sellers (if any) receiving OP Units at the Closing.

         "REIT STATUS" shall mean, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust or other similar entity under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

         "RELATED DOCUMENTS" shall mean all Acknowledgements and Assignments of Partnership Interest executed and delivered pursuant to this Agreement and the Registration Rights Agreement.

         "REPRESENTATIVE" shall mean, with respect to any Person, any director, officer, employee, agent, advisor, counsel, accountant, lender or other representative of such Person or of any Affiliate of such Person or any Representative of any of the foregoing.

         "RIGHT OF FIRST REFUSAL AGREEMENT" shall mean the Right of First Refusal Agreement, dated as of August 15, 1995, by and among NHP, NHP Partners, NHP LP, Demeter, Partners One, Partners Two, Capricorn and Heller.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER AFFILIATE" shall mean, with respect to any of the Sellers, any Affiliate of such Seller subject to such Seller's Control (including, without limitation, any of the Companies).

         "SELLER AFFILIATES" shall mean all Affiliates of the Sellers subject to the Control of the Sellers, individually or collectively (including, without limitation, the Companies).

         "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of April 16, 1997, by and among AIMCO, Demeter and Capricorn.

         "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation with respect to which such Person, directly or indirectly through one or more subsidiaries, (a) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or
(b) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (ii) any partnership with respect to which (a) such Person or a subsidiary of such Person is a general partner, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (iii) any limited liability company with respect to which
(a) such Person or a subsidiary of such Person is the manager or managing member, or (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (iv) any other entity in which such Person and/or one or more of its subsidiaries, directly or indirectly, (a) have at least a 50% ownership interest or (b) have the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

         "SURVEY" shall have the meaning ascribed thereto in SECTION 6.2.

         "TAX" or "TAXES" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

         "TAX AUTHORITY" shall mean the IRS and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

         "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

         "THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "THRESHOLD AMOUNT" shall have the meaning ascribed thereto in SECTION 8.4(c).

         "TITLE COMPANY" shall have the meaning ascribed thereto in SECTION
6.2.

         "TRANSACTIONS" shall mean the transactions contemplated by this Agreement in SECTIONS 2.1 and 2.2.

         "UNDERLYING DOCUMENTS" shall have the meaning ascribed thereto in
SECTION 6.2.

         "WARRANTS" shall mean warrants to purchase AIMCO Stock ,evidenced by certificates substantially in the form of EXHIBIT D hereto


                                     ARTICLE II

                           SALE AND CONTRIBUTION OF ASSETS

1 SALE AND CONTRIBUTION OF ASSETS. Upon the terms and subject to the conditions set forth herein, at the Closing:


              (a) the Sellers shall cause Partners One to sell, convey, assign, transfer and deliver to AIMCO or its designee the NHP Partners Stock; and

              (b) each of Phemus, Capricorn, Heller and Partners Two LLC shall sell, convey, assign, transfer and deliver to AIMCO OP or its designee all of its or his interests in Partners Two.

2 CONSIDERATION. In exchange for the sale of the NHP Partners Stock and the interests in Partners Two, at the Closing, the Buyers shall pay the following amounts, subject to adjustment in accordance with the terms of SECTION 5.6 hereof, to the following parties:

              (a) to Demeter, a cash amount equal to $17,231,663.50 and 125,763 Warrants in respect of the NHP Partners Stock;

              (b) to Capricorn, a cash amount equal to $4,308,488.45 and 31,445 Warrants, in respect of the NHP Partners Stock;

              (c) to Heller, a cash amount equal to $1,136,103.05 and 8,292 Warrants, in respect of the NHP Partners Stock;

              (d) to Phemus, a cash amount equal to $24,171,684.87 and 176,414 Warrants, in respect of its interest in Partners Two;

              (e) to Capricorn, a cash amount equal to $6,043,724.48 and 44,109 Warrants, in respect of its interest in Partners Two;

              (f) to Heller, a cash amount equal to $1,593,666.85 and 11,631 Warrants, in respect of its interest in Partners Two; and

              (g) to Partners Two LLC, a cash amount equal to $321,303.80 and 2,345 Warrants, in respect of its interest in Partners Two;

provided, however, that if any Seller so elects, by written notice to AIMCO OP at least five Business Days prior to the Closing, such Seller may require that AIMCO OP issue to it, in lieu of all or any portion of the cash amount payable to such Seller, a number of OP Units equal to such portion of the cash amount as such Seller shall specify in such notice, divided by $26.75.

3 CLOSING. Upon the terms and subject to the satisfaction or waiver of all the conditions to Closing set forth in this Agreement, the closing of the Transactions (the "CLOSING") shall take place at 10:00 a.m., Boston time, on a date to be specified by the parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of all the conditions to Closing set forth in this Agreement, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, unless another date or place is agreed to in writing by the parties hereto.

4 DELIVERIES BY THE SELLERS AT CLOSING. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyers the following:

              (a) PROOF OF AUTHORITY. Each of the Sellers (other than Heller) shall deliver to the Buyers a certificate, dated the Closing Date and executed by the clerk or assistant clerk of such Seller, in the case of Demeter and Phemus, the secretary or assistant secretary of the general partner of the general partner of such Seller, in the case of Capricorn, or an officer or authorized representative of such Seller, in the case of Partners Two LLC, certifying that (i) such Seller has duly and validly taken all corporate, partnership or limited liability company action, as the case may be, necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, (ii) the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Seller pursuant to this Agreement has the power or authority to act for or bind such Seller, and (iii) the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of such Seller, in the case of Demeter and Phemus, of the general partner of the general partner of such Seller, in the case of Capricorn, or of the board of managers of such Seller, in the case of Partners Two LLC, with respect to this Agreement and the Transactions have been duly and validly adopted and are in full force and effect.

              (b) STOCK CERTIFICATES. Each of the Sellers shall deliver, or cause to be delivered, to AIMCO or its designee one or more certificates representing the NHP Partners Stock to be transferred by such Seller at the Closing, free and clear of all Liens, accompanied by duly executed blank stock powers or endorsed in blank for transfer, as AIMCO may request.

              (c) ASSIGNMENTS OF PARTNERSHIP INTERESTS. Each of the Sellers shall deliver, or cause to be delivered, to AIMCO OP or its designee a duly executed Assignment of Partnership Interest, conveying to AIMCO OP all of such Seller's interest in Partners Two, free and clear of all Liens.

              (d) ACKNOWLEDGMENTS. Each Seller that is to receive OP Units at the Closing pursuant to SECTION 2.2 shall deliver to AIMCO OP a duly executed counterpart of an Acknowledgment.

              (e) BOOKS AND RECORDS. The Sellers shall deliver, cause to be delivered, or make available to the Buyers, all of the books and records of all of the Companies to be transferred at the Closing and all subsidiaries of such Companies, in each case, that are in the possession of the Sellers or any of their Affiliates or Representatives or any of the Companies, including, without limitation, all records of all proceedings of and actions taken by their directors, stockholders, members, managers and partners, and all records relating to the issuance and transfer of interests therein or other securities thereof.

              (f) FIRPTA CERTIFICATES. Each of the Sellers shall deliver to the Buyers a certification stating that such Seller is not a foreign person within the meaning of 26 U.S.C. Section 1445(f)(3).

5 DELIVERIES BY THE BUYERS AT CLOSING. At the Closing, the Buyers shall deliver, or cause to be delivered, to the Sellers the following:

              (a) PROOF OF AUTHORITY. Each of the Buyers shall deliver to the Sellers a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of such Buyer, in the case of AIMCO, or of the general partner of such Buyer, in the case of AIMCO OP, certifying that (i) such Buyer has duly and validly taken all corporate or partnership action, as the case may be, necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, (ii) the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Buyer pursuant to this Agreement has the power or authority to act for or bind such Buyer, and (iii) the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of such Buyer, in the case of AIMCO, or of the general partner of such Buyer, in the case of AIMCO OP, with respect to this Agreement and the Transactions have been duly and validly adopted and are in full force and effect.

              (b) CASH CONSIDERATION. AIMCO shall deliver to each of Demeter, Capricorn and Heller, and AIMCO OP shall deliver to each of Phemus, Capricorn, Heller and Partners Two LLC, a check or checks, payable in next-day funds to the order of such Persons as such Seller shall specify in writing at least three Business Days prior to the Closing, or AIMCO or AIMCO OP, as the case may be, shall wire transfer funds to such account or accounts as such Seller shall specify at least three Business Days prior to the Closing, or do any combination of the foregoing, as requested by such Seller at least three Business Days prior to the Closing, in any case, in an aggregate amount equal to the cash consideration to be paid by AIMCO and AIMCO OP to such Seller at the Closing pursuant to SECTION 2.2.

              (c) WARRANTS. AIMCO shall deliver to each of the Sellers a certificate representing the number of Warrants specified in SECTION 2.2 as being delivered to such Seller at the Closing.

              (d) OP UNITS. AIMCO OP shall deliver to each Seller that is to receive OP Units at the Closing pursuant to SECTION 2.2 a certificate or certificates representing the number of OP Units specified in SECTION 2.2 as being delivered at the Closing.

              (e) ACKNOWLEDGMENT. AIMCO OP shall deliver to each Seller that is to receive OP Units at the Closing pursuant to SECTION 2.2 a duly executed counterpart of the Acknowledgment referenced in SECTION 2.4.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers hereby represents and warrants to the Buyers, severally and not jointly, as follows:

1 ORGANIZATION AND QUALIFICATION. SCHEDULE 3.1 sets forth a complete and correct list of each of the Material Companies, whether it is a corporation, limited partnership or limited liability company, its jurisdiction of incorporation or organization, and all jurisdictions in which it is authorized to do business. Such Seller is a corporation (in the case of Demeter and Phemus), a limited partnership (in the case of Capricorn), or a limited liability company (in the case of Partners Two LLC), and each of the Material Companies is a corporation, limited partnership or limited liability company, in each case, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except as set forth on SCHEDULE 3.8(a)(i) where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Person.

2 ORGANIZATIONAL DOCUMENTS. The Sellers have delivered to the Buyers a complete and correct copy of all Organizational Documents of the Material Companies in the possession of the Sellers or any of their Affiliates or Representatives, in each case, as amended to date, and none of the Material Companies is in violation thereof. Each limited liability company agreement and each limited partnership agreement of each of the Material Companies is a valid and binding obligation of such Seller or one of the Material Companies, to the extent each is a party thereto, enforceable against such Seller or Material Company, as the case may be, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

3 CAPITALIZATION; OWNERSHIP INTERESTS. SCHEDULE 3.3 sets forth a list of each of the Material Companies and its capitalization as of the date hereof, including (i) in the case of a corporation, its authorized, issued and outstanding capital stock, all shares held by any of the Sellers or the Material Companies, and the number of shares of each class held by each shareholder that is a Seller or one of the Material Companies, and (ii) in the case of a limited partnership or limited liability company, all classes of interests outstanding, all interests therein held by, and the capital account balance of, each of the Sellers and the Material Companies, and the aggregate capital account balances of all other partners or members, the participating percentages of each of the Sellers and the Material Companies, and the general partner (in the case of a limited partnership) or manager or managing member (in the case of a limited liability company), which list is complete and correct. To the knowledge of such Seller, SCHEDULE 3.3 also sets forth a list of each of the Affordable Real Estate Companies and all interests therein held by the Sellers and the Companies. To such Seller's knowledge, except as set forth in SCHEDULE 3.3, none of the Material Companies owns or holds any interest or otherwise participates in any general partnership, limited partnership, corporation, limited liability company, joint venture, trust or other entity. All of the NHP Partners Stock and all of the outstanding interests in Partners Two are owned of record and beneficially by the Sellers or the Seller Affiliates, free and clear of all Liens other than Permitted Encumbrances and the limited liability company agreement of Partners Two. All of the outstanding equity interests in the Material Companies have been duly authorized and validly issued and, in the case of shares of capital stock, are fully paid and nonassessable. Except as provided in the Organizational Documents, to such Seller's knowledge, there are no (a) Options, warrants, agreements, conversion or exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any share of capital stock of, or any membership, partnership or other equity interest in, any of the Material Companies, (b) obligations to invest in any of the Material Companies (in the form of a loan, capital contribution or otherwise) or (c) Contracts relating to the issuance, sale, transfer or voting of the shares of capital stock of, or membership, partnership or other equity interest in, any of the Material Companies. To such Sellers' knowledge, none of the shares of capital stock of, or membership, partnership or other equity interests in, any of the Material Companies were issued in violation of any Laws.

4 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Seller has all necessary power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller (other than Heller) of this Agreement and each of the Related Documents to which it is a party, the performance by such Seller (other than Heller) of its obligations under this Agreement and each of the Related Documents to which it is a party, and the consummation by such Seller (other than Heller) of the transactions contemplated by this Agreement and each of the Related Documents to which it is a party have been duly and validly authorized by all necessary corporate, partnership or limited liability company action and no other corporate, partnership or limited liability company proceedings on the part of such Seller (other than Heller) are necessary to authorize this Agreement or any of the Related Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Related Documents has been (or, when executed and delivered, will have been) duly and validly executed and delivered by such Seller, to the extent each is a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties hereto or thereto, constitutes the legal, valid and binding obligation of such Seller, to the extent each is a party thereto, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement and the Related Documents by such Seller, to the extent each is a party hereto or thereto, do not, and the performance of its obligations under this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby by such Seller will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of such Seller or the Material Companies, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for the HUD Clearance,
(c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree directly applicable to such Seller or, to such Seller's knowledge, the Material Companies or by which any property or asset of such Seller or the Material Companies is bound or affected, or (d) except as set forth on SCHEDULE 3.5, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by the Material Companies, or modification in a manner materially adverse to the Material Companies, of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Material Companies pursuant to, any Contract of the Material Companies (except, in the case of clauses (b), (c) and (d), such as would not prevent or delay such Seller or any of the Material Companies from performing its obligations under this Agreement or the Related Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on the Material Companies).

6 FINANCIAL STATEMENTS.


              (a) PRIVATE COMPANY FINANCIAL STATEMENTS. The Sellers have delivered to the Buyers: (a) a combined and consolidated balance sheet of NHP Partners, NHP LP and their wholly owned subsidiaries and majority owned real estate partnerships (collectively, the "PRIVATE COMPANY"), as of December 31, 1995, and the related statements of operations, changes in stockholders' equity and partners' capital and cash flows for the fiscal year then ended, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, including the notes thereto, and (b) an unaudited combined and consolidated balance sheet of the Private Company as of December 31, 1996, and the related unaudited statements of operations and cash flows for the fiscal year then ended. Such financial statements (collectively, the "PRIVATE COMPANY FINANCIAL STATEMENTS") fairly present the liabilities of the Private Company as of the respective dates referred to therein and have been prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on the Private Company) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited balance sheet). The Private Company Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Private Company are required by GAAP to be included in the Private Company Financial Statements.

              (b)  CONVENTIONAL REAL ESTATE COMPANIES FINANCIAL STATEMENTS.
The Sellers have delivered to the Buyers balance sheets of each of the Conventional Real Estate Companies as at December 31, 1995 and 1996, and the related statements of operations, stockholders' equity or partners' or members' capital and cash flows for each of the fiscal years then ended, together with the report thereon of independent certified public accountants, including the notes thereto, except as set forth on SCHEDULE 3.6(b). Except as set forth on
SCHEDULE 3.6(b), such financial statements (collectively, the "CONVENTIONAL REAL ESTATE COMPANIES FINANCIAL STATEMENTS") fairly present the liabilities of the Conventional Real Estate Companies as of the respective dates referred to therein and have been prepared in accordance with GAAP. The Conventional Real Estate Companies Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Real Estate Companies are required by GAAP to be included in the Conventional Real Estate Companies Financial Statements.

7 LITIGATION. Except as disclosed in the Financial Statements or on SCHEDULE 3.7, to such Seller's knowledge, there are no claims, suits, actions or proceedings pending, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending, threatened or contemplated, against, relating to or affecting any of the Material Companies which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any of the Material Companies, or to prohibit or materially restrict the consummation of the transactions contemplated hereby, nor is there any judgment, decree, order, injunction, writ or rule of any court, judicial or quasi-judicial body, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against any of the Material Companies having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on any of the Material Companies. In addition, to such Seller's knowledge, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Financial Statements or on
SCHEDULE 3.7 which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on any of the Material Companies.

8 PROPERTIES.


              (a) OWNERSHIP. SCHEDULE 3.8(a)(i) sets forth a true, correct and complete list, including an address, of all of the real property owned, leased or occupied by the Material Companies, indicating, in each case, the address of such real property and the legal and equitable owner of such real property. Each of the Conventional Real Estate Companies holds good and indefeasible fee simple title to the Conventional Properties that SCHEDULE 3.8(a)(i) indicates as being owned by such Conventional Real Estate Company, free and clear of all Liens, rights of way, easements and any other matters affecting title (other than the Permitted Encumbrances and other matters reflected on the PTR, the Surveys or the Underlying Documents), with full right to convey. To such Seller's knowledge, SCHEDULE 3.8(a)(ii) sets forth a true, correct and complete list, including an address, of all real property owned by the Affordable Real Estate Companies. To such Seller's knowledge, each of the Affordable Real Estate Companies owns the Affordable Properties that SCHEDULE 3.8(a)(ii) indicates as being owned by such Affordable Real Estate Company. The Properties constitute substantially all of the real, personal and intangible property currently used in the conduct of the Business and necessary to conduct the Business. The Companies do not have any operations other than the ownership and operation of the Properties and HPI. Except for the Right of First Refusal Agreement, and as set forth on SCHEDULE 3.8(a)(i) and SCHEDULE 3.8(a)(ii), neither such Seller nor any of the Material Companies has granted any option, right of first refusal, right of first offer or comparable right to any third parties to purchase or otherwise acquire a direct or indirect interest in any of the Material Companies or any of the assets or properties of the Material Companies; provided, however, that in certain jurisdictions, tenants have rights of first refusal or of first offer pursuant to applicable Laws.

              (b) COMPLIANCE WITH LAWS. To such Seller's knowledge, each Conventional Property is in material compliance with all Laws, including, without limitation, all Laws with respect to zoning, building, fire and health codes, and sanitation and pollution control. To such Seller's knowledge neither such Seller nor any of the Material Companies has received notice of, or has knowledge of, any condition currently or previously existing on any Conventional Properties or any portion thereof which could reasonably be expected to give rise to any material violation of any existing Law applicable to any of the Conventional Properties if it were disclosed to the authorities having jurisdiction over any of the Conventional Properties.

              (c) CONDEMNATION; SPECIAL ASSESSMENTS. Such Seller has no knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect any of the Conventional Properties or any part thereof in any material way whatsoever.

              (d) CONDITION OF PROPERTIES. To such Seller's knowledge, the Conventional Properties are in good condition and repair and are free from any material defects, including, without limitation, environmental, erosion, draining or soil problems, physical, structural, mechanical, construction or electrical defects, defects in the parking lot pavement or defects in utility systems. To such Seller's knowledge, there are no leaks in any of the roofs or any other portions of the Improvements at any of the Conventional Properties, and no infestation of any of the Conventional Properties by rodents, termites or other insects or animals of any type which would have a material adverse effect on the value of any of the Conventional Properties.

9 ENVIRONMENTAL.

              (a) COMPLIANCE. To such Seller's knowledge, except as set forth in SCHEDULE 3.9(a), such Seller and each of the Material Companies is in material compliance with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Sellers and the Material Companies of all permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. None of the Sellers or, to the knowledge of the Sellers, the Material Companies has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that any of the Sellers or the Material Companies is not in such material compliance, and, to such Seller's knowledge, there are no conditions that could reasonably be expected to prevent or interfere with such material compliance in the future.

              (b) CLAIMS. Except as set forth in SCHEDULE 3.9(b), there is no Environmental Claim pending or, to such Seller's knowledge, threatened against any of the Material Companies and, to such Seller's knowledge, neither the Sellers nor the Seller Affiliates have received notice of any Environmental Claim pending or threatened against the Material Companies or, to such Seller's knowledge, against any Person whose liability for any Environmental Claim any of the Material Companies has retained or assumed either contractually or by operation of law. To such Seller's knowledge, there are no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against any of the Material Companies or against any person or entity whose liability for any Environmental Claim any of the Material Companies has retained or assumed either contractually or by operation of law.

              (c) LOCATIONS. Without in any way limiting the generality of the foregoing, to such Seller's knowledge, (i) all on-site locations where any of the Material Companies has stored, disposed or arranged for the disposal of Materials of Environmental Concern at the Conventional Properties, other than ordinary building, cleaning and maintenance supplies (all of which are, to such Seller's knowledge, used, maintained, stored and disposed of in material compliance with all Environmental Laws), are identified in SCHEDULE 3.9(c), (ii) all underground storage tanks, and the capacity and contents of such tanks, located at the Conventional Properties are identified in SCHEDULE 3.9(c), (iii) except as set forth in SCHEDULE 3.9(c), there is no asbestos contained in or forming part of any building, building component, structure or office space at the Conventional Properties, and (iv) except as set forth in SCHEDULE 3.9(c), no polychlorinated biphenyls ("PCB") or PCB-containing items are used or stored at the Conventional Properties.

              (d) PERMITS. To such Seller's knowledge, the Material Companies have all material permits, licenses, registrations, authorizations and approvals and financial assurance (including, without limitation, rights under grandfather provisions, exemptions, waivers and the like) ("ENVIRONMENTAL PERMITS") required to be held or provided by the Material Companies in order to conduct their respective businesses as currently operated or contemplated under applicable Environmental Laws. To such Seller's knowledge, each of the Material Companies is in material compliance with the requirements of all such Environmental Permits, and none of the Sellers or, to such Seller's knowledge, the Material Companies has been notified by any Governmental Authority or has any basis to believe that any Environmental Permit is reasonably likely to be modified, suspended or revoked, or that any Environmental Permit cannot be renewed in the ordinary course of business. To the Sellers' knowledge, SCHEDULE 3.9(d) lists all Environmental Permits, if any, held by the Material Companies and all Environmental Permits, if any, relating to the Material Companies or the Conventional Properties, and the Sellers and the Material Companies have made copies of all such Environmental Permits, or pending applications for any such Environmental Permits, available for inspection by the Buyers. To such Seller's knowledge, there are no orders or decrees (including, without limitation, consent orders or consent decrees), judgments, settlements, agreements or other binding obligations of any kind relating to Environmental Claims or Environmental Laws specifically applicable to the Material Companies or any of the Conventional Properties.

              (e) REPORTS. Such Seller has provided to the Buyers complete and correct copies, or originals, of all environmental and worker safety and health reports, studies, risk assessments, exposure assessments, investigations, audits, internal assessments of potential responsibility or liability under Environmental Laws, and records of agency audits under Environmental Laws of which such Seller has knowledge, and which are in the possession of such Seller or the Material Companies, relating to the Conventional Properties.

              (f) CONTRACTS. The Sellers have provided the Buyers with copies of all contracts or agreements known to such Sellers allocating responsibility, obligation or liability for environmental matters to the Material Companies from a third party or allocating responsibility, obligation or liability for environmental matters from the Material Companies to a third party.

10 TAX MATTERS.


              (a) Such Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of
Section 1445 of the Code.

              (b) Except as set forth on SCHEDULE 3.10(b), each of the Material Companies is, and, to such Seller's knowledge, has been since its formation, classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes for any and all periods up to the Closing and, to such Seller's knowledge, the IRS has not challenged or threatened to challenge the status of any of the Material Companies as partnerships for Federal income tax purposes.

11 INVESTMENT REPRESENTATIONS.
  Each of the Sellers that will receive OP Units or Warrants pursuant to SECTION 2.2:

              (a)  is an Accredited Investor;

              (b)  has received and reviewed the PPM;

              (c) has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of AIMCO OP and AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of OP Units or Warrants;

              (d) acknowledges that the OP Units or Warrants that will be acquired pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the OP Units, the Warrants and any AIMCO Stock that may be issued in exchange for OP Units tendered for redemption or upon exercise of any Warrants, have not been, and may never be, registered under the Securities Act;

              (e) agrees not to offer, sell, transfer or otherwise dispose of the OP Units, the Warrants or any AIMCO Stock issued in exchange for OP Units tendered for redemption, or upon exercise of any Warrants, in the absence of registration under the Securities Act unless it delivers to AIMCO OP and AIMCO evidence reasonably satisfactory to AIMCO OP and AIMCO that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act, or an opinion of counsel, in form and substance satisfactory to AIMCO OP and AIMCO, to such effect, and such Seller agrees not to offer, sell, transfer or otherwise dispose of any OP Units or Warrants received by it pursuant to this Agreement, or any shares of AIMCO Stock issued in exchange for OP Units tendered for redemption, or upon exercise of any Warrants, in violation of applicable state securities and blue sky laws;

              (f) acknowledges that the OP Units, the Warrants and any AIMCO Stock issued in exchange for OP Units tendered for redemption, or upon exercise of any Warrants, will be in the form of physical certificates and that, unless and until such OP Units, Warrants or AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR

OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

              (g) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units or Warrants and is able to bear the economic risk of a loss of an investment in the OP Units or Warrants and is not acquiring any OP Units or Warrants with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction; and

              (h) has been advised by its own counsel with respect to this Agreement and the tax implications of the contributions and transactions contemplated hereby.

12 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by such Seller directly with the Buyers, without the intervention of any Person on behalf of such Seller in such manner as to give rise to any valid claim by any Person against the Buyers or the Companies for a finder's fee, brokerage commission, or similar payment.

13 ABSENCE OF CHANGES.  To such Seller's knowledge, except as set forth on
SCHEDULE 3.13, since December 31, 1996, (a) there has not been, occurred, or arisen any change in, or any event (including, without limitation, any damage, destruction, or loss, whether or not covered by insurance), condition, or state of facts of any character that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Material Companies or the Conventional Properties, considered as a whole, (b) the Material Companies have operated only in the ordinary course of business and consistent with past practice, and (c) without limiting the generality of the foregoing, none of the Material Companies has taken any of the actions prohibited by SECTION 5.3 or entered into any contract or agreement to take any of such actions.

14 INTERCOMPANY LIABILITIES. Except as disclosed in SCHEDULE 3.14, there are no liabilities, contracts or commitments between any of the Companies, on the one hand, and any of the Sellers or any Seller Affiliate (other than the Companies and NHP), on the other.

15 DISCLOSURE. No representation or warranty of such Seller contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of such Seller to the Buyers or any of their Representatives pursuant hereto, when taken together with all of the other representations and warranties herein, contains or will contain any untrue statement of a material fact.

                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         Each of the Buyers hereby represents and warrants to the Sellers, as follows:

1 ORGANIZATION AND QUALIFICATIONS; SUBSIDIARIES. AIMCO and each Material Subsidiary of AIMCO is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Person.

2 ORGANIZATIONAL DOCUMENTS. Complete and correct copies of the charter and bylaws of AIMCO, as amended to date, have been filed (or incorporated by reference) as exhibits 3.1 and 3.2, respectively, to AIMCO's Annual Report on Form 10-K for the year ended December 31, 1996. The Buyers have delivered to the Sellers a complete and correct copy of the Agreement of Limited Partnership of AIMCO OP, as amended. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. Neither of the Buyers is in violation of any provision of its Organizational Documents. No Material Subsidiary of AIMCO is in violation of any provision of its Organizational Documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

3 CAPITALIZATION. The authorized capital stock of AIMCO consists of (a) 150,000,000 shares of AIMCO Stock; (b) 425,000 shares of Class B Common
Stock, par value $.01 per share ("AIMCO CLASS B COMMON STOCK"), of AIMCO; (c) 9,034,000 shares of Preferred Stock, par value $.01 per share ("AIMCO PREFERRED STOCK"), of AIMCO; and (d) 966,000 shares of Cumulative Convertible Senior Preferred Stock, par value $.01 per share (the "SENIOR PREFERRED STOCK"), of AIMCO. As of March 11, 1997, (i) 17,569,970 shares of AIMCO
Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) 325,000 shares of AIMCO Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (iii) no shares of AIMCO Preferred Stock or Senior Preferred Stock were issued and outstanding. As of April 2, 1997, 2,858,048 units of limited partnership interest in AIMCO OP were issued and outstanding.

4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Buyers has all necessary power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Buyers of this Agreement and each of the Related Documents to which it is a party, the performance by each of the Buyers of its obligations under this Agreement and each of the Related Documents to which it is a party, and the consummation by each of the Buyers of the transactions contemplated by this Agreement and each of the Related Documents to which it is a party, have been duly and validly authorized by all necessary corporate or partnership action and no other corporate or partnership proceedings on the part of the Buyers are necessary to authorize this Agreement or any of the Related Documents or to consummate the transactions contemplated hereby or thereby.
This Agreement and each of the Related Documents has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each of the Buyers, to the extent each is a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties hereto or thereto, constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by each of the Buyers do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Buyers will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of either of the Buyers, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for the HUD Clearance, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to the Buyers or by which any property or asset of the Buyers is bound or affected, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by the Buyers or modification in a manner materially adverse to the Buyers of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Buyers or any subsidiary of either of the Buyers pursuant to, any Contract of either of the Buyers, except, in the case of clauses (b), (c) and (d), such as would not prevent or delay either of the Buyers from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on either of the Buyers.

6 SEC REPORTS AND FINANCIAL STATEMENTS.


              (a) Each form, report, schedule, registration statement and definitive proxy statement filed by AIMCO with the SEC since August 14, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "AIMCO SEC REPORTS"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the AIMCO SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. AIMCO has made available to the Sellers true, accurate and complete copies of all of the AIMCO SEC Reports.

              (b) The consolidated financial statements of AIMCO and its subsidiaries included in the AIMCO SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of AIMCO and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

              (c) Since December 31, 1996, neither AIMCO nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of AIMCO and its subsidiaries as at December 31, 1996 (including the notes thereto) or
(b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the AIMCO SEC Reports filed after December 31, 1996, or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

              (d) Since August 14, 1995, AIMCO has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of AIMCO has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, there has been no change in any of the significant accounting (including Tax accounting) policies, practices or procedures of AIMCO or any subsidiary of AIMCO.

7 LITIGATION. Except as disclosed in the AIMCO SEC Reports, to the Buyers' knowledge, there are no claims, suits, actions or proceedings pending, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending, threatened or contemplated, against, relating to or affecting AIMCO or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AIMCO, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, judicial or quasi-judicial body, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against AIMCO or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on AIMCO. In addition, to AIMCO's knowledge, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the AIMCO SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on AIMCO.

8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of the Buyers, and the Buyers agree to indemnify and hold the Sellers harmless against any damages incurred as a result of any such claims.

9 OP UNITS AND WARRANTS. The OP Units, if and when issued to the Sellers in accordance with this Agreement, will be duly authorized and validly issued. Subject to the Sellers' delivery of the Acknowledgments described in SECTION 2.4, the Persons receiving OP Units at any Closing pursuant to this Agreement will be duly admitted on and as of the Closing Date for such Closing as limited partners of AIMCO OP with all the rights of limited partners of AIMCO OP under the Agreement of Limited Partnership of AIMCO OP or otherwise. The Warrants, when issued to the Sellers in accordance with this Agreement, will be duly authorized and validly issued.

10 DISCLOSURE. No representation or warranty of the Buyers contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of the Buyers to any Seller or any of its Representatives pursuant hereto, when taken together with all of the other representations and warranties herein, contains or will contain any untrue statement of a material fact.

                                      ARTICLE V

                                      COVENANTS

1 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the other parties hereto of (a) the occurrence or nonoccurrence of any event of which such party has knowledge, the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Subject to SECTION 8.1, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

2 FURTHER ACTION, REASONABLE EFFORTS; CONSENTS AND APPROVALS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders, members and partners of, and parties to Contracts with, any of the Buyers, the Sellers or the Companies and all other Persons, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby (collectively, "CONSENTS"). The Sellers shall, as soon as possible prior to the Closing, deliver to the Buyers copies of all Consents obtained by the Sellers. The Buyers shall, as soon as possible prior to the Closing, deliver to the Sellers copies of all Consents obtained by the Buyers. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Buyers and the Sellers shall use commercially reasonable efforts to take all such action.
Prior to the Closing, each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue. The Buyers shall use commercially reasonable efforts to satisfy the conditions to Closing set forth in SECTIONS 6.2(d), (f), (g) and (h), and the Sellers shall cooperate with the Buyers to satisfy such conditions. In furtherance of and not in limitation of the foregoing, upon and after becoming the controlling shareholder of NHP, and prior to the Closing, AIMCO shall not take any action which would be reasonably likely to prevent or restrict NHP's ability to assist the Sellers in fulfilling the covenants contained in this SECTION 5.2 or satisfy the conditions contained in ARTICLE VI.

3 CONDUCT OF BUSINESS OF THE COMPANIES PENDING THE CLOSING.


              (a) From the date hereof through the Closing Date, except as expressly permitted or contemplated by this Agreement, unless such action is required in order for such Seller to comply with its fiduciary obligations to the constituent shareholders, partners or members of any of the Companies, or AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, the Sellers shall cause each of the Companies to conduct its operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing Date, without the prior written consent of AIMCO (which may not be unreasonably withheld or delayed), the Sellers shall not permit any of the Companies to: (i) amend or modify its articles of incorporation, bylaws, partnership agreement or any other Organizational Documents; (ii) issue, sell, pledge or dispose of, grant or otherwise create (other than by timely exercise of options previously issued), or agree to issue, sell, pledge or dispose of, grant or otherwise create any equity interest, any debt or any securities convertible into or exchangeable for any equity interest;
(iii) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any equity interest (including any options with respect to any equity interest and any security convertible or exchangeable into any equity interest); provided, that the Companies (other than the Real Estate Companies) that are corporations may distribute cash balances to their shareholders in redemption of outstanding capital stock of such corporations (except for cash that represents security deposits, tax impounds, insurance impounds or other reserves required by lenders on properties), provided that the percentage ownership of each shareholder in such corporation does not change as a result of such redemption; (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests, or subdivide, reclassify, recapitalize, split, combine or exchange any of its equity interests; provided that the Real Estate Companies may receive and make cash distributions to their shareholders, partners or members consistent with past practice and the Companies (other than the Real Estate Companies) may distribute cash balances to their shareholders, partners or members, except, in each case, for cash that represents security deposits, tax impounds, insurance impounds or other reserves required by lenders on properties; (v) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities or incur any other obligation or liability outside the ordinary course of business; (vi) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity; (vii) mortgage or otherwise encumber or subject to any lien any of its properties or assets, other than in the ordinary and usual course of business and consistent with past practice; (viii) sell, transfer or assign any of its assets or properties, other than in the ordinary and usual course of business and consistent with past practice; (ix) enter into any Contract not terminable within 60 days (other than tenant leases on terms consistent with past practice), other than in the ordinary and usual course of business and consistent with past practice; (x) settle any material litigation or dispute, other than in the ordinary and usual course of business and consistent with past practice; or (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

              (b) AIMCO shall respond as soon as possible to any request from any Seller and any Company for AIMCO's prior written consent to any action prohibited under SECTION 5.3(a) without AIMCO's prior written consent. Such prior written consent shall not be unreasonably withheld or delayed by AIMCO and, in any event, will not be withheld or delayed if withholding or delaying such consent would cause any diminution in value of any of the Companies.

4 CONDUCT OF BUSINESS OF AIMCO PENDING THE CLOSING. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless the

Sellers shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, AIMCO shall and shall cause its subsidiaries to conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it.

5 ACCESS AND INVESTIGATION.

              (a) Prior to the Closing, the Sellers shall, and shall cause the Companies and their Representatives to, provide the Buyers and their Representatives with full and free access, during normal business hours and upon reasonable notice, to the Companies' personnel, properties, contracts, books and records and other documents and data, including Tax Returns, and shall furnish the Buyers with copies of all documents and with such additional financial and operating data and other information as the Buyers shall, from time to time, reasonably request for the purpose of enabling the Buyers to investigate the affairs of the Companies and the Business and the accuracy of the representations and warranties of the Sellers made in this Agreement. During such investigation, the Buyers and their Representatives shall have the right to make copies of such contracts, books and records, Tax Returns and other documents and data as they may deem advisable. The furnishing of such information to the Buyers and any such investigation by the Buyers shall not affect the Buyers' right to rely on any of the representations and warranties made in this Agreement. The Buyers shall not unreasonably disrupt the business or operations of the Sellers or the Companies.

              (b) The Buyers and their Representatives shall be entitled, upon reasonable notice to the Sellers, to cause one or more environmental assessments of the Properties (each, an "ENVIRONMENTAL ASSESSMENT") to be performed, at the Buyers' expense. Each Environmental Assessment may include any and all investigations that the Buyers deem appropriate for assessing the environmental condition of and any potential environmental liabilities associated with the Properties. The Sellers shall, and shall cause the Seller Affiliates and the Companies to, provide the Buyers and their Representatives with full access to the Properties, during normal business hours and upon reasonable notice, and shall not interfere with any Environmental Assessment, and shall provide all necessary information that is in the Sellers' possession or control that may be necessary or desirable for each Environmental Assessment.

              (c) If this Agreement is terminated, upon the request of the Sellers, the Buyers shall, as soon as reasonably practicable, return all information obtained from the Sellers or their Representatives relating to the Companies.

6 NO SOLICITATION.


              (a) The Sellers shall not, and shall not permit any of the Companies or any of their Representatives or any other Person acting for or on behalf of any of them to, directly or indirectly, initiate, solicit, encourage, entertain offers respect to, negotiate with respect to, or in any manner encourage, recommend or agree to, any inquiry, offer or proposal relating to (i) the sale of any assets or equity securities of the Companies, (ii) the merger, consolidation or other combination of any of the Companies with any Person, or
(iii) the liquidation, dissolution or reorganization of any of the Companies, except as specifically contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers shall not, and shall not permit the Companies or any of their Representatives or any other Person acting for or on behalf of any of them to, furnish or cause to be furnished any information with respect to the Companies or their assets to any Person other than the Buyers and their Representatives except as may be required in the ordinary course of their business.

              (b) If any of the Sellers, the Companies or any of their Representatives receives from any Person any offer, proposal or informational request that may be subject to this SECTION 5.6, the Sellers shall, as soon as possible, but in any event within three Business Days, (w) advise AIMCO of such offer, proposal or informational request, (x) provide AIMCO with a copy of any document or writing received by any of the Sellers, the Companies or their Representatives relating to such offer, proposal or informational request, (y) advise such Person, by written notice, of the terms of this SECTION 5.6, and (z) deliver a copy of such notice to AIMCO.

              (c) If the Sellers determine in good faith that their fiduciary obligations require them to accept a written offer from any unaffiliated third party, the Sellers shall first offer the Buyers the opportunity to undertake such transaction at the price and upon substantially the same other terms and conditions set forth in such third party offer. Such offer shall be made to the Buyers by notice in writing accompanied by a copy of the third party offer. The Sellers shall provide or cause to be provided promptly to the Buyers such additional information relating to the third party offer as the Buyers reasonably may request within 10 days following the receipt by the Buyers of a copy of the third party offer. The Buyers shall have 20 days following the receipt of the third party offer and such additional information as reasonably requested within which to notify the Sellers in writing of their election to undertake the transaction at the price and upon substantially the same other terms and conditions set forth in the third party offer; provided, however, that the Buyers shall have the right to substitute cash or other consideration of a substantially equivalent after-tax value and reasonably acceptable to the Sellers if the consideration provided for in the third party offer is of a form that the Buyers cannot practically offer. If the Buyers elect to exercise their right of first refusal to undertake such transaction, the Buyers shall fix a closing date which date shall be not more than 90 days after the date of receipt by the Buyers of the third party offer and such additional information reasonably requested (or such later date not to exceed 120 days after the date of receipt of the written offer as may be reasonably necessary to effect the transaction). If the Buyers fail to provide written notice of intention to undertake the transaction within such 30 day period (unless such failure is the result of action or inaction on the part of the Sellers), such failure shall constitute waiver by the Buyers of the right to exercise their right of first refusal with respect to such transaction, and the

Sellers shall thereafter be free for a period of 120 days to enter into a binding agreement with the original third-party offeror on the terms set forth
in the third party's original offer.   In the event of any such third party
transaction, the purchase price paid by the Buyers to each Seller pursuant to
SECTION 2.2 shall be reduced by the amount of proceeds from such transaction received by such Seller.

7 CLOSING COSTS. All documentary transfer, stamp, sales and other Taxes and recording fees resulting from the Transactions, and the cost of the Surveys and the Owners' Title Policies shall be paid 50% by the Sellers and 50% by the Buyers.

8 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing Date, none of the Sellers or the Buyers shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of each of the others; provided, however, that each of the Sellers and the Buyers may, without the prior written consent of the others, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release.

9VOTING AND PROXY ARRANGEMENTS.


              (a) At every meeting of the stockholders, partners, members or other interest holders of the Companies, and at every adjournment or postponement thereof, and on any matter to which the stockholders, partners, members or other interest holders of the Companies are entitled to express consent or dissent in writing without a meeting, the Sellers shall, and shall cause the Companies to: (i) vote against (or dissent from) any proposal or offer to acquire all or any portion of any of the Companies, its equity securities, its assets or its subsidiaries' assets, whether by tender or exchange offer, merger, consolidation, business combination, sale of assets, sale of additional interests or similar transaction (each, an "ACQUISITION PROPOSAL"), which is not made by the Buyers or one of their Affiliates; and (ii) vote against (or dissent from) any action or agreement that is inconsistent with or that is reasonably likely to impede, interfere with, delay, postpone or attempt to discourage the Transactions, or to impair the value of such Transactions to the Buyers; provided, however, that no Seller shall be obligated to take any action, or refrain from taking any action, hereunder to the extent that such action or inaction would violate its fiduciary obligations if such Seller provides the Buyers with a written opinion of counsel, in form and substance reasonably satisfactory to the Buyers, to the effect that such action or inaction would violate such Seller's fiduciary obligations.

              (b) Except as contemplated in this Agreement, (i) the Sellers will not, and will cause the Companies not to, directly or indirectly, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encum-brance, assignment or other disposition of, the Properties, the Companies or any interest therein, and (ii) the Sellers will not, and will cause their Affiliates not to, directly or indirectly, grant or agree to grant any proxies or authorities with respect to, deposit or agree to deposit into a voting trust, or enter into or agree to enter into a voting agreement with respect to, any interest in any of the Companies.

10 RIGHT OF FIRST REFUSAL.


              (a) For a period of two years after the Closing, the Buyers shall not engage in, or cause or permit any of their Affiliates to engage in, any sale or disposition of any interest in NCHP or NHP LP, other than to an Affiliate of one of the Buyers which agrees to be bound by the terms of this
SECTION 5.10, unless the Buyers shall first offer the Sellers the opportunity to purchase such interest at the price and upon substantially the same other terms and conditions set forth in a written offer made in good faith by an unaffiliated third party (a "BONA FIDE OFFER") (including, without limitation, tax consequences to the Buyers and consequences of a failure to close the transaction in accordance with the terms thereof). Such offer shall be made to the Sellers by notice in writing accompanied by a copy of the Bona Fide Offer. The Buyers shall provide or cause to be provided promptly to the Sellers such additional information relating to the Bona Fide Offer as the Sellers reasonably may request within 15 days following the receipt by the Sellers of a copy of the Bona Fide Offer. The Sellers shall have 30 days following the receipt of the Bona Fide Offer and such additional information as reasonably requested within which to notify the Buyers in writing of their election to purchase the interest at the price and upon substantially the same other terms and conditions set forth in the Bona Fide Offer (including, without limitation, tax consequences to the Buyers, and consequences of a failure to close the transaction in accordance with the terms thereof); provided, however, that the Sellers shall have the right to substitute cash or other consideration of a substantially equivalent after-tax value and reasonably acceptable to the Buyers if the consideration provided for in the Bona Fide Offer is of a form that the Sellers cannot practically offer.

              (b) If the Sellers elect to exercise their right of first refusal to purchase an interest in NCHP or NHP LP, the Sellers shall fix a closing date, which date shall be not more than 90 days after the date of receipt by the Sellers of the Bona Fide Offer and such additional information reasonably requested (or such later date not to exceed 120 days after the date of receipt of the written offer as may be reasonably necessary to effect the transaction).

              (c) If the Sellers fail to provide written notice of their intention to purchase such interest within the 30 day period set forth in paragraph (a) (unless such failure is the result of action or inaction on the part of the Buyers), such failure shall constitute waiver by the Sellers of the right to exercise their right of first refusal with respect to the sale of such interest in NCHP or NHP LP, and the Buyers shall thereafter be free for a period of 120 days to enter into a binding agreement with the original third-party offeror on terms that are at least as favorable to the Buyers as those contained in the Bona Fide Offer. If (i) the Buyers have not entered into a binding agreement with respect to the sale of such interest in NCHP or NHP LP within such 120 day period , (ii) the Buyers have not closed such transaction within 90 days after entering into a binding agreement, (iii) the terms of such transaction are not at least as favorable to the Buyers as those contained in the original Bona Fide Offer, or (iv) the terms of such transaction differ from the terms of the original Bona Fide Offer in any material respect, then, in each case, all rights of the Buyers to engage in the sale of such interest in NCHP or NHP LP, free of the restrictions set forth in this SECTION 5.10, shall terminate, and the Buyers shall again be required to comply with the provisions of this SECTION 5.10 if they desire to sell or dispose of any interest in NCHP or NHP LP.

11 PROPERTY QUESTIONNAIRES. Prior to the Closing, the Sellers shall obtain and deliver to the Buyers completed questionnaires, in the form provided by the Buyers (each, a "PROPERTY QUESTIONNAIRE"), with respect to each of the Conventional Properties, directly or indirectly, to be transferred at the Closing.

12 TAX MATTERS. For purposes of determining the portion of the income, gain, losses, deductions and credits of Partners Two and each of its subsidiaries that shall be allocated to the Sellers for Federal income tax purposes, the Buyers shall cause Partners Two and each such subsidiary to effect an interim closing of its books as of the close of business on the day immediately prior to the Closing Date; all items arising prior to the Closing Date shall be allocated to the Sellers and all items arising from and after the Closing Date shall be allocated to the Buyers; provided, that, for each Real Estate Company in which Partners Two directly or indirectly holds an interest, items of income and deduction arising in the ordinary course of such Real Estate Company's business of leasing apartment units (but in no event any income, gain, loss or deduction arising in connection with a capital transaction of such Company or any other extraordinary event) shall be allocated between the Buyers and the Sellers on a pro rata basis, based on the number of days of such Real Estate Company's taxable year that the Buyers and the Sellers, respectively, directly or indirectly held an interest in such Real Estate Company unless otherwise required by applicable law. The Sellers shall be responsible for preparing the Federal and state income Tax Return of each of
(i) Partners Two, (ii) NHP LP, and (iii) any other Company in which NHP LP, directly or indirectly, holds an interest and that terminates for Federal income tax purposes (pursuant to Code Section 708) as a result of the Transactions, for the period ending upon the termination of such Company.

13 INTENTIONALLY OMITTED.

14 CORRESPONDENCE WITH STOCKHOLDERS, MEMBERS, LIMITED PARTNERS, ETC. Prior to the Closing, the Sellers shall deliver or otherwise make available, or cause to be delivered or made available, to the Buyers copies of all correspondence between any of the Sellers or the Companies and any stockholder, limited partner, member or other interest holder of any of the Companies (excluding any correspondence solely between or among two or more of the Sellers) that is in the possession of any of the Sellers or the Companies.

15 BUYERS' PROPERTY PUT RIGHT.


         (a)  The Buyers shall have the right (the "BUYERS' PROPERTY PUT
RIGHT") to require the Sellers to repurchase any of the assets listed on
SCHEDULE 5.15 if (i) there is a breach of any representation or warranty set forth in SECTION 3.3, 3.6, 3.8(a), (c) OR (e), 3.9 OR 3.10(b) (or if there would be such a breach if any qualification as to any Seller's knowledge is disregarded) relating to such asset, (ii) any material liability is discovered that is directly or indirectly attributable to the condition of the Property to which such asset relates, (iii) AIMCO discovers any material Tax liability relating to such asset that is unknown to AIMCO at the time of the Closing, which is attributable to events, transactions or circumstances arising prior to the Closing (other than (x) any material Tax liability arising as a result of the existence of a negative capital account or (y) related to any action or inaction taken by the Sellers or any of the Companies at the request or direction of AIMCO) or a circumstance unknown to AIMCO at the Closing that jeopardizes AIMCO's REIT Status with respect to such asset (unless such circumstance arises primarily as a result of action taken by the Buyers or their Affiliates), (iv) a title defect is disclosed on a Survey or a PTR (or any updates thereof) reviewed by the Buyers after the Closing pursuant to SECTION 6.2(d), or (v) the Buyers discover after the Closing any defect or circumstance unknown to AIMCO at the Closing in connection with any Organizational Documents, binding documents disclosed by private placement memoranda or loan documents of any of the Conventional Real Estate Companies obtained after the Closing relating to a Conventional Property, which documents have not been provided to the Buyers or their Representatives prior to the date hereof, and which defect or circumstance has a material adverse effect on the value of such Conventional Real Estate Company or such Conventional Property and, in the case of clauses
(i) through (v), such breach, liability or defect is not cured by the Sellers, to the reasonable satisfaction of AIMCO, at least 5 Business Days prior to the relevant Buyers' Property Put Closing. The purchase price for each such asset shall be equal to that set forth on SCHEDULE 5.15 hereto, payable in cash or, at the Sellers' option, OP Units (valued for such purpose at $26.75 per OP Unit), reduced, in each case, by (x) the amount of any distributions received by the Buyers in respect of such asset during the period from the Closing Date until the Buyers' Property Put Closing, and (y) any liabilities incurred after the Closing Date outside the ordinary course of business that are allocable to such asset.

         (b) The Buyer's Property Put Right may be exercised, at any time or from time to time, with respect to any assets, no later than June 16, 1997, by AIMCO's delivery of a written notice to the Sellers specifying (i) the assets that are requested to be repurchased by the Sellers pursuant to the Buyers' Property Put Right, (ii) the basis on which the Buyers are entitled to exercise the Buyers' Property Put Right, and (iii) the date and time at which the closing (the "BUYERS' PROPERTY PUT CLOSING") of the repurchase of such assets is to occur. The date of the Buyers' Property Put Closing shall be at least 30 days after the date (the "Notice Date") such notice is given; provided, however, that if (x) it is not possible for the Sellers to cure, at least 5 Business Days prior to the 30th day after the Notice Date, the breach, liability or defect that entitles the Buyers to exercise the Buyers' Property Put Right, or (y) AIMCO determines, in its reasonable discretion, that it is necessary to consummate the Buyers' Property Put Closing earlier in order to avoid jeopardizing AIMCO's REIT Status, then the date of the Buyers' Property Put Closing may be on an earlier date, but not earlier than 5 Business Days after the Notice Date.

         (c) The Buyers' Property Put Closing shall take place at the principal offices of AIMCO (or such other location as the Buyers and the Sellers may agree on). At the Buyers' Property Put Closing (i) AIMCO or AIMCO OP shall deliver to the Sellers stock certificates accompanied by duly executed blank stock powers or endorsed in blank for transfer, duly executed Assignments of Partnership Interest or such other documents as may be necessary to convey to the Sellers or their designated Seller Affiliate, the assets being repurchased, and (ii) the Sellers shall either (x) wire transfer funds to such account or accounts as the Buyers shall specify at least three Business Days prior to the Buyers' Property Put Closing in an aggregate amount equal to the cash consideration to be paid pursuant to SECTION 5.15(a), or (y) convey, assign, transfer and deliver to AIMCO OP (or another Person designated by AIMCO) any OP Units received by the Sellers pursuant to SECTION 2.2.

         (d) The Seller's obligation to consummate the Buyers' Property Put Closing shall be subject to the conditions set forth in SECTION 6.1.

16 HPI PUT.

              (a) The Buyers shall have the right (the "HPI PUT RIGHT") to require the Sellers to purchase all of the HPI Stock for $3.52 million in cash, reduced by the amount of any distributions received by the Buyers in respect of the HPI Stock during the period from the Closing Date until the HPI Put Closing, .

              (b) The HPI Put Right may be exercised, no later than June 16, 1997, by AIMCO's delivery of a written notice to the Sellers specifying the date and time (which shall be at least five Business Days after such notice is given) at which the closing (the "HPI PUT CLOSING") of the sale of HPI Stock required by the exercise of the HPI Put Right is to occur.

              (c) The HPI Put Closing shall take place at the principal offices of AIMCO (or at such other location as the Buyers and the Sellers may agree on). At the HPI Put Closing, (i) AIMCO or AIMCO OP shall deliver to the Sellers a certificate or certificates representing the HPI Stock, accompanied by duly executed blank stock powers or endorsed in blank for transfer, and (ii) the Sellers shall wire transfer funds to such account or accounts as AIMCO shall specify at least three Business Days prior to the HPI Put Closing.

              (d) The Sellers' obligations to consummate the HPI Put Closing shall be subject to the conditions set forth in SECTION 6.1.

              (e) As a condition to the exercise of the HPI Put Right, from the Closing through the HPI Put Closing, the Buyers shall operate the business of HPI only in the ordinary course of business and consistent with past practice.

17 WAIVER OF NHP RIGHT OF FIRST REFUSAL. The Sellers shall use commercially reasonable efforts to obtain as soon as possible and prior to the Closing, NHP's consent to the transactions to occur at the Closing, or the waiver of its rights of first refusal with respect thereto under the Right of First Refusal Agreement.

18 GUARANTEE OF AIMCO OP INDEBTEDNESS. Each of the Sellers that will receive OPUnits pursuant to SECTION 2.2 may, at its option, guarantee any portion of AIMCO OP's nonrecourse liabilities.

19 RESERVATION OF SHARES. AIMCO shall reserve and keep available, as long as theOP Units issued pursuant to SECTION 2.2 are outstanding, a number of shares of AIMCO Stock sufficient to satisfy the obligation to issue such shares in exchange for any such OP Units which may be tendered for redemption pursuant to the terms of the limited partnership agreement of AIMCO OP.
AIMCO shall reserve and keep available, as long as the Warrants issued pursuant to SECTION 2.2 are outstanding, a number of shares of AIMCO Stock sufficient to satisfy the obligation to issue such shares upon exercise of any such Warrants.

20 INTERCOMPANY LIABILITIES. Prior to the Closing, the Sellers and SellerAffiliates shall continue to provide services for, and enter into transactions with, the Companies consistent with past practice. As of the Closing Date, the Sellers shall terminate, and shall cause the Seller Affiliates (other than NHP and the Companies) to terminate, all contracts, arrangements and transactions between any of the Companies, on one hand, and the Seller or any Seller Affiliate (other than NHP and the Companies), on the other.

                                      ARTICLE VI

                                CONDITIONS TO CLOSING

1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligations of each party to this Agreement to effect the Closing, the Buyers' Property Put Closing and the HPI Put Closing shall be subject to the following conditions:

              (a) GOVERNMENTAL APPROVALS. All consents, approvals and action of Governmental Authorities required to permit the consummation of the transactions contemplated to occur at such closing shall have been obtained or made, free of any condition that would have a Material Adverse Effect on the Buyers, the Sellers or the Companies, and all required authorizations, consents, orders or approvals of, or decla-rations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been obtained or filed or shall have occurred. AIMCO OP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue any OP Units to be issued at such closing.

              (b) NO INJUNCTIONS. No action shall have been taken, and no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable), by any court or Governmental Authority which prohibits the consummation of the transactions contemplated to occur at such closing.

              (c) NO RESTRAINING ORDERS. No court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated to occur at such closing which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

              (d) THIRD PARTY CONSENTS. All consents, approvals and action of all shareholders, lenders, members, partners and other interest holders of, and parties to Contracts with, any of the Buyers, the Sellers or the Companies and all other Persons that are necessary for the consummation of the transactions contemplated to occur at such closing shall have been obtained, free of any condition that would have a Material Adverse Effect on the Buyers, the Sellers or the Companies.

2 CONDITIONS TO OBLIGATIONS OF THE BUYERS TO EFFECT THE CLOSING. The obligations of the Buyers to effect the Closing are subject to the satisfaction of the following conditions, unless waived by the Buyers:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained herein shall be true and correct in all material respects at and as of the Closing Date, except for (i) any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date, and (ii) the representations and warranties set forth in SECTION 3.13.

              (b) PERFORMANCE. The Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

              (c) CERTIFICATES. Each of the Sellers shall have delivered to the Buyers a certificate, dated the Closing Date and signed by (i) the president or chief executive officer of such Seller, in the case of Demeter and Phemus,
(ii) the president or chief executive officer of the general partner of the general partner of such Seller, in the case of Capricorn, (iii) such Seller, in the case of Heller, or (iv) a duly authorized officer or member of such Seller, in the case of Partners Two LLC, in each case, certifying as to such Seller's compliance with SECTIONS 6.2(a) and (b).

              (d) TITLE REPORTS. AIMCO OP shall have obtained, at its own expense, the following: (i) an extended coverage preliminary title report ("PTR") relating to each of the Conventional Properties, issued by Stewart Title Guaranty Company (in such capacity, the "TITLE COMPANY") (attention: James J. Tyler and Lolly Avant), together with legible copies of all documents referenced as exceptions therein (the "UNDERLYING DOCUMENTS"); and (ii) a current or currently updated as-built ALTA Survey of each of the Conventional Properties (each, a "SURVEY"), in form reasonably satisfactory to AIMCO OP and the Title Company, prepared and certified to AIMCO OP, the Title Company, the Sellers and such other persons or entities as AIMCO OP may, in its discretion, request, by a surveyor licensed in the State in which the applicable Property is located, showing all improvements, all recorded or visible easements, all roads, all utilities, the number of parking spaces, access to and from the land, and drainage ditches, set-back lines, protrusions, encroachments, and recorded or visible encumbrances affecting the same. The Sellers acknowledge that the Buyers may not be able to obtain and review Surveys and PTRs for each of the Conventional Properties prior to the Closing. In the event that, after the Closing, the Buyers advise the Sellers that the Buyers have not reviewed a Survey or PTR for one or more of the Conventional Properties prior to the Closing, and the Buyers discover, in connection with their post-Closing review of the Survey or PTR for such Property, a title defect which has a material adverse impact on the value of such Property, then the Buyers shall have the right to require the Sellers to purchase the assets set forth on SCHEDULE 5.15 relating to such Property in accordance with the terms of SECTION 5.15 hereof.

              (e) TITLE TO PROPERTIES. As of the Closing Date, the Real Estate Companies shall have fee simple title to the Properties, subject only to those exceptions reasonably acceptable to the Buyers (the "PERMITTED EXCEPTIONS"), Permitted Encumbrances and other encumbrances which do not materially impair the value or marketability of the Properties.

              (f) TITLE POLICIES. The Title Company shall have indicated to AIMCO OP that, as of the Closing Date, it is prepared and irrevocably committed to issue to each of the Conventional Real Estate Companies, owner's policies of title insurance, in favor of such Conventional Real Estate Company, as the case may be, for each of the Conventional Properties in the amount reasonably designated by AIMCO OP showing fee title to the Conventional Properties vested in such Conventional Real Estate Company, as the case may be, with those endorsements reasonably requested by AIMCO OP, including, without limitation, where available, a non-imputation endorsement, subject only to the Permitted Exceptions and Permitted Encumbrances (collectively, the "OWNER'S TITLE POLICIES"); provided, however, that if any such Owner's Title Policies or commitments therefor have not been obtained, as of the Closing Date, for any of the Conventional Properties, the Buyers may elect to effect the Closing subject to their right to require the Sellers to purchase the assets set forth on
SCHEDULE 5.15 relating to such Properties in accordance with the terms of
SECTION 5.15 hereof.

              (g) ENVIRONMENTAL ASSESSMENTS. All Environmental Assessments shall have been completed to the reasonable satisfaction of the Buyers with respect to all Conventional Properties, and no such Environmental Assessment shall indicate any material adverse environmental condition or potential material environmental liability associated with any of such Properties, other than those disclosed in SCHEDULE 3.9(a) or 3.9(b).

              (h) PROPERTY QUESTIONNAIRES. The Buyers shall have received Property Questionnaires for each of the Properties, completed to the reasonable satisfaction of the Buyers, and no such Property Questionnaire shall indicate any fact or circumstance that the Buyers reasonably believe (based on the written advice of counsel) would be likely to result in AIMCO losing its REIT Status if the Transactions contemplated hereby are consummated.

              (i) PHYSICAL CONDITION OF PROPERTY. The physical condition of each of the Conventional Properties shall be substantially the same on the Closing Date as on the date hereof, except for reasonable wear and tear and any damages due to any act of Buyers or their respective representatives.

              (j) NO MORATORIA. No moratorium, statute, regulation, ordinance, legislation, order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which is directed specifically at any of the Conventional Properties and which would have a material adverse effect on the value of any such Properties.

              (k) WAIVER OF RIGHTS OF FIRST REFUSAL. NHP shall have waived its right to exercise its right of first refusal under the Right of First Refusal Agreement, or shall have granted its prior written consent, with respect to the Transactions.

              (l) ORGANIZATION AND QUALIFICATION. Each of the Sellers (other than Heller) and the Material Companies shall be a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and shall have the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is being conducted as of the date of this Agreement, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Person.

              (m) OTHER. The Sellers shall have delivered to the Buyers such other documents and instruments, signed and properly acknowledged by the Sellers, if appropriate, as may be reasonably required by the Buyers or the Title Company or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

3 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO EFFECT THE CLOSING. The obligations of the Sellers to effect the Closing are subject to the satisfaction of the following conditions, unless waived by the Sellers:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyers contained herein shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

              (b) PERFORMANCE. The Buyers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

              (c) BUYERS' CERTIFICATES. Each of the Buyers shall have delivered to the Sellers a certificate dated the Closing Date and signed by the President or any Vice President of AIMCO or AIMCO OP's general partner, as the case may be, certifying as to the Buyer's compliance with SECTIONS 6.3(a) and
(b).

              (d) REGISTRATION RIGHTS AGREEMENT. AIMCO shall have executed and delivered to each of the Sellers a Registration Rights Agreement.

              (e) WAIVER OF RIGHTS OF FIRST REFUSAL. NHP shall have waived its right to exercise its right of first refusal under the Right of First Refusal Agreement, or shall have granted its prior written consent, with respect to the Transactions.

              (f) OTHER. The Buyers shall have delivered such other documents and instruments, properly signed and acknowledged if appropriate, as reasonably may be required in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.


                                     ARTICLE VII

                          TERMINATION, WAIVER AND AMENDMENT

1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

              (a)  by the mutual written consent of the Buyers and the Sellers;

              (b) by the Buyers or the Sellers if (i) any Governmental Authority, the consent of which is a condition to the obligations of the Buyers and the Sellers to consummate all of the Transactions, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting all of the Transactions, and such order, judgment or decree shall have become final and nonappealable;

              (c) by AIMCO if there has been a material breach by any of the Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the breaching party of notice of such breach;

              (d) by Demeter if there has been a material breach by any of the Buyers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the breaching party of notice of such breach;

              (e) by AIMCO if a material portion of the Conventional Properties, considered as a whole, is taken by condemnation or eminent domain (or is the subject of a pending taking which has not been consummated);

              (f) by AIMCO if a material portion of the Conventional Properties, considered as a whole, is damaged or destroyed by earthquake, flood, landslide, fire or other casualty; and

              (g) by any of the Buyers or the Sellers if the Closing has not occurred by September 1, 1997; provided, however, that (i) none of the Buyers shall be entitled to terminate this Agreement pursuant to this SECTION 7.1(g) if a knowing or willful breach of this Agreement by any of the Buyers has prevented the Closing from occurring by such date, and (ii) none of the Sellers shall be entitled to terminate this Agreement pursuant to this SECTION 7.1(g) if a knowing or willful breach of this Agreement by any of the Sellers has prevented the Closing from occurring by such date.

2 EFFECT OF TERMINATION. In the event of termination of this Agreement by any one of the Buyers or the Sellers as provided in SECTION 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Buyers, the Sellers or their respective officers or directors; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired.

3 AMENDMENT OR SUPPLEMENT. This Agreement may be amended or supplemented in writing by the Buyers and the Sellers with respect to any of the terms contained in this Agreement.

4 EXTENSION OF TIME, WAIVER, ETC.  At any time prior to the Closing Date:

              (a) AIMCO may extend the time for the performance of any of the obligations or acts of the Sellers, and Demeter may extend the time for the performance of any of the obligations or acts of the Buyers;

              (b) AIMCO may waive any inaccuracies in the representations and warranties of the Sellers contained herein or in any document delivered pursuant hereto, and Demeter may do the same with respect to the Buyers; and

              (c) AIMCO may waive compliance with any of the agreements or conditions of the Sellers contained herein, and Demeter may do the same with respect to the Buyers; provided, however, that no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.


                                     ARTICLE VIII

                                   INDEMNIFICATION

1 INDEMNIFICATION BY THE SELLERS. From and after the Closing, each of the Sellers shall, severally and not jointly, indemnify, reimburse, defend, and hold harmless the Buyers and their Representatives for, from, and against all demands, claims, actions or causes of action, and Damages, asserted against, resulting to, imposed on, or suffered or incurred by any of the Buyers or their Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of the Sellers in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith;

              (b) any breach of any covenant of the Sellers contained in this Agreement;

              (c) Taxes imposed by any Tax Authority upon the Companies for all periods (or portions thereof) ending prior to the Closing Date, (other than (i) real estate Taxes, (ii) Taxes which are reflected on the balance sheet of the Private Company as of December 31, 1996 included in the Private Company Financial Statements, (iii) Taxes which are attributable to the income of NHP or any other corporation (other than a Company) that was at any time a member of NHP's consolidated group, (iv) Taxes in respect of the income, assets or transactions of, or otherwise relating to, an Affordable Real Estate Company, and (v) Taxes in respect of the income, assets or transactions of, or otherwise relating to, HPI); provided, that it shall be assumed for purposes of determining the amount of Taxes subject to indemnification under this SECTION 8.1(c) that each Company effected an interim closing of its books as of the close of business on the day immediately preceding the Closing Date (except that, for each Real Estate Company in which NHP Partners directly or indirectly holds an interest, items of income and deduction arising in the ordinary course of such Real Estate Company's business of leasing apartment units (but in no event any income, gain, loss or deduction arising in connection with a capital transaction of such Company or any other extraordinary event) shall be allocated between the Buyers and the Sellers on a pro rata basis, based on the number of days of such Real Estate Company's taxable year that the Buyers and the Sellers, respectively, directly or indirectly held an interest in such Real Estate Company).

              (d) 50% of the Taxes incurred on or after the Closing Date by NHP Partners or its corporate subsidiaries solely as a result of an actual or deemed complete liquidation of any of NHP Partners or its corporate subsidiaries under Code section 332, but only to the extent that such Taxes, in the aggregate, exceed $5 million; provided, that, there will be no indemnification under this SECTION 8.1(d) in respect of a particular Company (the "LIQUIDATING COMPANY") unless (i) AIMCO makes a timely, valid and binding election under IRS Notice 88-19 to be subject to rules similar to the rules of Code section 1374 with respect to NHP Partners, all of NHP Partners' corporate subsidiaries and all of NHP Partners' and such subsidiaries' assets, (ii) AIMCO purchases from the Sellers, directly, 100% of the NHP Partners Stock and continues to own, directly or indirectly through a single chain of 100% owned corporations, 100% (on a fully diluted basis) of the stock of the Liquidating Company at all times from the Closing until such time as the liquidation of such Liquidating Company is complete, (iii) prior to the commencement of the complete liquidation of such Liquidating Company, AIMCO does not cause or permit such Liquidating Company to effect or otherwise participate in any transaction that would be treated for federal income tax purposes as a sale or other transfer by such Liquidating Company of any of its assets to any Person, and (iv) prior to the completion of the complete liquidation of such Liquidating Company, AIMCO does not cause or permit such Liquidating Company to effect or otherwise participate in any transaction that would be treated for federal income tax purposes as a sale or other transfer by such Liquidating Company of any of its assets to any Person other than the owner of 100% of the stock of such Company, or that would be treated for Federal income tax purposes as a sale or other transfer by such Liquidating Company of any of its assets to the owner of 100% of the stock of such Liquidating Company for consideration other than stock in such Liquidating Company; and

              (e)  all Damages relating to the matters described on SCHEDULE
3.7 (except to the extent covered by insurance of the Companies), other than Damages arising in respect of any ownership interest in NHP.

2INDEMNIFICATION BY THE BUYERS. From and after the Closing, each of the Buyers shall indemnify, reimburse, defend, and hold harmless the Sellers and their Representatives for, from, and against all demands, claims, actions or causes of action, and Damages, asserted against, resulting to, imposed on, or suffered or incurred by any of the Sellers or their Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of the Buyers contained in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith;

              (b) any breach of covenant of the Buyers contained in this Agreement; and

              (c) except as provided in SECTION 8.1(d), Taxes of the Companies for periods (or portions thereof) commencing on or after the Closing Date.

3 PROCEDURES RELATING TO INDEMNIFICATION.


              (a)  Each Person to be indemnified pursuant to SECTION 8.1 or
SECTION 8.2 (an "INDEMNIFIED PARTY") agrees to give prompt notice (a "NOTICE OF THIRD PARTY CLAIM") to the indemnifying parties of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such indemnified party (each, a "THIRD PARTY CLAIM"), in respect of which indemnity may be sought by such indemnified party under SECTION
8.1 or SECTION 8.2; provided that the omission so to promptly notify the indemnifying parties with respect to a Third Party Claim brought against or sought to be collected from such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under SECTION 8.1 or SECTION 8.2 except to the extent that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any indemnified party shall seek indemnity under
SECTION 8.1 or SECTION 8.2 with respect to a Third Party Claim brought against or sought to be collected from such indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such indemnified party; provided that if such indemnifying party shall so assume the defense and settlement of any Third Party Claim brought against or sought to be collected from such indemnified party, such Third Party Claim shall be conclusively deemed a matter in respect of which such indemnified party is entitled to be indemnified by such indemnifying party under SECTION 8.1 or
SECTION 8.2, as the case may be; and provided further that if any Third Party Claim brought against or sought to be collected from any indemnified party includes a request for injunctive or other equitable relief that, if granted, is reasonably likely to have a Material Adverse Effect or a similar effect on such indemnified party, such indemnified party shall be entitled to control and direct the defense and settlement thereof and in such event the legal and other expenses subsequently incurred by such indemnified party in connection with the defense thereof shall be paid by the indemnifying party. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such indemnified party which such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such indemnified party under SECTION 8.1 or SECTION 8.2, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that such indemnified party shall have the right to employ counsel to represent such party if in the reasonable judgment of such party, it is advisable for such party to be represented by separate counsel because the representation of both the indemnified party and the indemnifying party in such matter could present such counsel with a potential conflict of interest and in such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing provisions of this SECTION 8.3(a), the indemnifying party shall not (A) without the prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a Third Party Claim brought against or sought to be collected from such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such indemnified party in accordance with SECTION 8.1 or SECTION 8.2 in the event that a Third Party Claim is subsequently brought against or sought to be collected from such indemnified party) or (B) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an indemnified party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason of such settlement or judgment. The indemnification required by SECTION 8.1 or SECTION 8.2, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

              (b)  In the event any indemnified party should have a claim
(each, a "DIRECT CLAIM") against any indemnifying party under SECTION 8.1 or
SECTION 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice (a "NOTICE OF DIRECT CLAIM") of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under SECTION 8.1 or
SECTION 8.2 except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of a Notice of Direct Claim that the indemnifying party disputes its liability to the indemnified party under SECTION 8.1 or SECTION 8.2, as the case may be, such claim specified by the indemnified party in such Notice of Direct Claim will be conclusively deemed a liability of the indemnifying party under
SECTION 8.1 or SECTION 8.2, as the case may be, and the indemnifying party shall pay the amount of such liability to the indemnified party on demand, or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

              (c) If the indemnifying party has timely disputed its liability with respect to a Third Party Claim or a Direct Claim, the indemnifying party and the indemnified party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by arbitration held in Denver, Colorado in accordance with the Rules of the American Arbitration Association (the "AAA") then in effect unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing by the indemnified party with the indemnifying party and with the AAA and shall be made within a reasonable time after the dispute has arisen. Within 30 days after the date the arbitration notice is filed with the AAA, the indemnified party and the indemnifying party shall select one person to act as arbitrator. If the parties are unable to agree upon an arbitrator within 10 days, the arbitrator shall be selected by the AAA within 30 days thereafter. The arbitrator shall be independent and impartial. The arbitrator shall promptly schedule all discovery and the other steps to be taken in resolution of any controversy, dispute or claim and otherwise assume sufficient initiative and control to effect the sufficient and expeditious resolution of the dispute. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any liability that the indemnifying party agrees to assume, or that is determined by the arbitrator to be a liability of the indemnifying party under SECTION 8.1 or SECTION 8.2, will be conclusively deemed a liability of the indemnifying party. Except by written consent of the Person sought to be joined, no arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, any Person not a party to, or otherwise bound by, this Agreement. The provisions of this Agreement to arbitrate and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law.

              (d) Notwithstanding anything in this Agreement to the contrary, the Buyers and the Sellers shall jointly (i) control any audit, examination, investigation or other review, or administrative appeal thereof, by any Tax Authority in respect of any and all Taxes for which indemnification could be sought by the Buyers under SECTION 8.1, (ii) determine whether to initiate a claim for a refund or to file an amended Tax Return in respect of any Taxes for any period (or portion thereof) ending prior to the Closing Date, (iii) take all necessary and appropriate steps to initiate and pursue such a claim or file such an amended return, in the event that it is jointly determined to initiate such a claim or file such an amended return, and (iv) contest and defend, whether in an administrative or judicial proceeding or otherwise, any assessment, notice of deficiency or other adjustment or proposed adjustment in respect of Taxes for which indemnification could be sought by the Buyers under SECTION 8.1. Neither the Buyers, on the one hand, nor the Sellers, on the other hand, shall make any decision or take any action contemplated by this SECTION 8.3(d) without the consent of Demeter or AIMCO, respec-tively, and the Buyers and the Sellers agree to cooperate fully and in good faith in taking any such action (or in deciding not to take any such action). All fees and third-party expenses incurred by the Buyers and the Sellers pursuant to this SECTION 8.3(d) (other than for Taxes) shall be paid jointly by the Buyers and the Sellers. The Buyers shall promptly give notice to the Sellers of the commencement of any audit, examination, investigation or other review, or administrative appeal thereof, by any Tax Authority, or of the receipt of any notice of deficiency, thirty day letter or other similar notice or correspondence from any Tax Authority. The Buyers and Sellers shall each promptly provide the other with copies of all correspondence, records, filings and other relevant documentation relating to any of the matters contemplated by this SECTION 8.3(d).

              (e) Any refund, credit or other reduction of Taxes received by AIMCO, AIMCO OP or any of their Affiliates with respect to a Tax period (or portion thereof) of any Company ending prior to the Closing Date shall promptly be remitted to the Sellers.

4 LIMITATIONS ON INDEMNIFICATION.


The obligations to indemnify and hold harmless (i) pursuant to SECTION 8.1(a) and SECTION 8.2(a) shall terminate when the applicable representation or warranty terminates pursuant to SECTION 9.7, (ii) pursuant to SECTION 8.1(b) and
SECTION 8.2(b) shall not terminate, and (iii) pursuant to SECTIONS 8.1(c), (d) and (e) shall terminate on the first anniversary of the Closing Date; provided, however, that as to clause (i) above such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

The Sellers shall not have any obligation to indemnify and hold harmless the Buyers and their Representatives pursuant to SECTION 8.1(a), (c), or (d) as a result of (i) any breach of SECTION 3.8(a), (c), or (d) or SECTION 3.9 or any other breach of a representation or warranty of the Sellers arising as a result of the condition of any Property (irrespective of whether the related liability would also be a liability of a Company other than the Company that owns the Property with respect to which such breach relates); the Buyers' sole remedy for any such breach being their exercise of the Buyers' Property Put Right; or (ii) any breach of any representation or warranty relating to HPI; the Buyers' sole remedy for any such breach being their exercise of the HPI Put Right.

              (a) The Sellers shall have no obligation to indemnify or hold harmless the Buyers and their Representatives under SECTION 8.1(a), (c) or (e), unless and until the aggregate Damages for which indemnification is sought thereunder exceed the sum of (x) $1,000,000 plus (y) any amounts theretofore received by the Companies, AIMCO or any of AIMCO's subsidiaries in settlement of, or as an award of damages in connection with, any of the matters referred to on SCHEDULE 3.7 in which one of the Companies is listed as a plaintiff (the "LITIGATION PROCEEDS"). If the aggregate Damages for which indemnification is sought under SECTION 8.1(a), (c) or (e) exceed the sum of $1,000,000 plus the Litigation Proceeds (the "THRESHOLD AMOUNT"), the Sellers shall indemnify the Buyers and their Representatives for (i) 100% of such Damages in excess of the Threshold Amount, up to the sum of the Threshold Amount plus $1,000,000, (ii) 80% of such Damages in excess of the sum of the Threshold Amount plus $1,000,000 up to the sum of the Threshold Amount plus $6,000,000, and (iii) 90% of all Damages in excess of the sum of the Threshold Amount plus $6,000,000; provided, however, that if any Damages arise as a result of liabilities of any Conventional Real Estate Company or attributable to the condition of a Conventional Property and such Damages exceed the value of the interest in such Company or Property, as set forth on SCHEDULE 5.15 (reduced, in each case, by (A) the amount of any distributions theretofore received by the Buyers in respect of such asset after the Closing Date, and (B) any liabilities theretofore incurred after the Closing Date outside the ordinary course of business that are allocable to such asset), the Sellers may, at their collective option, in lieu of satisfying the indemnification obligations of the Sellers in respect of such Damages under SECTION 8.1(a), (c) or (e), purchase such asset from the Buyers for a purchase price equal to its value set forth on SCHEDULE
5.15 (reduced, in each case, by (A) the amount of any distributions theretofore received by the Buyers in respect of such asset after the Closing Date, and (B) any liabilities theretofore incurred after the Closing Date outside the ordinary course of business that are allocable to such asset), payable in cash or, at the Sellers' option, OP Units (valued for such purpose of $26.75 per OP Unit) or any combination thereof.

              (b) The obligations of each Seller to indemnify and hold harmless the Buyers and their Representatives under SECTION 8.1 shall be allocated: 28.6% to Demeter, 47.4% to Phemus, 19% to Capricorn, and 5% to Heller.

              (c) Notwithstanding any other provision hereof, each Seller's liability to the Buyers and their Representatives under this ARTICLE VIII, as of any date, shall not exceed the sum of (i) the aggregate consideration paid to such Seller hereunder, plus (ii) an amount equal to the interest that would be deemed to accrue on the aggregate consideration paid to such Seller hereunder at the rate of 7% per annum (compounded daily) during the period from the date of payment of such consideration through the date of determination of such Seller's liability, with amounts paid prior to such date of determination pursuant to
SECTION 5.15, SECTION 5.16 or ARTICLE VIII treated as reductions in the principal amount on which such interest is calculated as of the date of payment of such amounts, less (iii) any amounts theretofore paid by such Seller pursuant to SECTION 5.15, SECTION 5.16, or this ARTICLE VIII. The Buyers' liability to each Seller and its Representatives under this ARTICLE VIII, as of any date, shall not exceed the sum of (i) the aggregate consideration paid to such Seller hereunder, plus (ii) the product obtained by multiplying (A) any interim distributions paid by the Real Estate Companies to the Buyers on or prior to the date of determination, by (B) a fraction, the numerator of which is the aggregate consideration paid to such Seller hereunder and the denominator of which is the aggregate consideration paid to all Sellers hereunder, less (iii) any amounts theretofore paid by the Buyers to such Seller under this ARTICLE VIII.

              (d) The Buyers' sole remedy for any Damages arising from Taxes shall be the Property Put Right described in SECTION 5.15, the HPI Put Right described in SECTION 5.16, and the indemnification provisions of SECTIONS 8.1(c) and 8.1(d).


                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

1 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

2 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, including that certain letter agreement, dated February 13, 1997 (the "LETTER AGREEMENT"), among AIMCO, Capricorn, Demeter and Phemus, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. AIMCO, Capricorn, Demeter and Phemus hereby agree that this Agreement and the Stock Purchase Agreement supersede the Letter Agreement, and the Letter Agreement is no longer of any force or effect.

3 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service):

    if to any of the Buyers, to it at:

                   1873 South Bellaire Street, 17th Floor
                   Denver, Colorado  80222-4348
                   Attention:  Mr. Terry Considine
                   Telephone:  (303) 757-8600
                   and

                   28200 Highway 189, Building F-240
                   P.O. Box 1060
                   Lake Arrowhead, California  92352
                   Attention:  Mr. Peter K. Kompaniez
                   Telephone:  (909) 336-4821

    with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California  90071
                   Attention:  Rod A. Guerra, Esq.
                   Telephone:  (213) 687-5000

    if to Demeter, Phemus or Partners Two, to it at:

                   c/o Harvard Management Company, Inc.
                   600 Atlantic Avenue
                   Boston, Massachusetts  02210
                   Attention:  Mr. Tim R. Palmer
                               Tami E. Nason, Esq.
                   Telephone:  (617) 523-4400

    with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts  02110
                   Attention:  Larry Jordan Rowe, Esq.
                   Telephone:  (617) 951-7407

    if to Capricorn, to it at:

                   30 East Elm Street
                   Greenwich, Connecticut  06830
                   Attention:  Mr. Herbert S. Winokur, Jr.
                   Telephone:  (203) 861-6600

    with a copy to:

                   O'Melveny & Myers LLP
                   153 East 53rd Street
                   New York, New York  10022

                   Attention:  Drake Tempest, Esq.
                   Telephone:  (212) 326-2000

    if to Mr. Heller, to him at:

                   NHP Incorporated
                   8065 Leesburg Pike
                   Suite 400
                   Vienna, Virginia  22182
                   Telephone:  (703) 394-2400

    with a copy to:

                   Tucker, Flyer & Lewis, P.C.
                   Suite 400
                   1615 L Street, N.W.
                   Washington, D.C.  20036-5601
                   Attention:  Stefan Tucker, Esq.
                   Telephone:  (202) 429-3221

or to such other address or such other person as the addressee party shall have last designated by Notice to the other parties. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

5 EXPENSES. Except as set forth in SECTIONS 5.7 and 9.15, whether or not any or all of the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party. Notwithstanding the preceding sentence, AIMCO shall pay up to $350,000 to Demeter and Capricorn as reimbursement of expenses incurred by them in connection with the transactions contemplated hereby.

6 ASSIGNMENT.

              (a) Subject to SECTION 9.6(b), no party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

              (b) AIMCO or AIMCO OP may assign any or all of its rights and interest in this Agreement to any corporation or partnership (i) with respect to which AIMCO or AIMCO OP owns, directly or indirectly, a majority of the outstanding capital stock or partnership interests, and (ii) that is designated by AIMCO or AIMCO OP to purchase any or all of the NHP Partners Stock or any interest in Partners Two pursuant to this Agreement. Notwithstanding any such assignment, AIMCO and AIMCO OP shall remain liable to perform all obligations required to be performed by it hereunder. In the event of any such assignment, all of the Sellers' representations and warranties shall be deemed to be made to AIMCO, AIMCO OP and such designee, and all covenants and agreements of the Sellers herein shall be deemed to be made for the benefit of AIMCO, AIMCO OP and such designee.

7 SURVIVAL. All representations and warranties made by the Sellers in SECTIONS 3.8(a), (c) and (d) and SECTION 3.9, and all other representations and warranties to the extent that they relate to the condition of the Properties, shall survive only until June 15, 1997. All other representations and warranties shall survive until the first anniversary of the Closing. Such representations and warranties shall survive notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

8 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

9 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 9.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

10 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

11 INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to an "Article," a "Section" or a "Subsection" are, unless otherwise specified, to an Article, a Section or a Subsection of this Agreement. The Article, Section and paragraph headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

12 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

13 REMEDIES.

In the event of a breach by any of the Buyers or any of the Sellers of its obligations under ARTICLE II or SECTION 5.6, 5.9, 5.15 or 5.16 of this Agreement, the non-breaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Buyers and the Sellers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of ARTICLE II or SECTION 5.6, 5.9, 5.15 or 5.16 of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

              (a) The sole and exclusive liability of the Sellers to the Buyers and their Representatives, and of the Buyers to the Sellers, for money Damages under or in connection with this Agreement or the Transactions (including, without limitation, for any breach or inaccuracy of any representation or warranty or for any breach of any covenant required to be performed hereunder) and the sole and exclusive remedy of the Buyers and the Sellers with respect to any of the foregoing, shall be as expressly set forth in
ARTICLE VIII, and the Sellers and the Buyers hereby waive, release and agree not to assert any other remedy for money Damages; provided, however, that the foregoing shall not limit the Buyers or the Sellers in any way from exercising any rights or securing any remedies in connection with this Agreement or the transactions contemplated hereby as a result of a fraudulent breach of any representation, warranty or covenant hereunder.

14 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

15 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

16 WAIVER OF JURY TRIAL. Consistent with SECTION 8.3, each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating to the Transactions.

17 FURTHER ASSURANCES. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the Transactions.

18 NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

[SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            APARTMENT INVESTMENT
                                            AND MANAGEMENT COMPANY


                                            By:   /s/ Peter Kompaniez
                                                 -------------------------------
                                                 Name:  Peter Kompaniez
                                                 Its:  Vice Chairman


                                            AIMCO PROPERTIES, L.P.

                                            By:  AIMCO-GP, Inc.,
                                                 its general partner


                                            By:   /s/ Peter Kompaniez
                                                 -------------------------------
                                                 Name:  Peter Kompaniez
                                                 Its:  Vice President



                                            DEMETER HOLDINGS CORPORATION


                                            By:   /s/ Michael R. Eisenson
                                                 -------------------------------
                                                 Name:  Michael R. Eisenson
                                                 Its:  Authorized Signatory


                                            By:   /s/ Tim R. Palmer
                                                 -------------------------------
                                                 Name:  Tim R. Palmer
                                                 Its:  Authorized Signatory

                                            PHEMUS CORPORATION


                                            By:   /s/ Michael R. Eisenson
                                                 -------------------------------
                                                 Name:  Michael R. Eisenson
                                                 Its:  Authorized Signatory


                                            By:   /s/ Tim R. Palmer
                                                 -------------------------------
                                                 Name:  Tim R. Palmer
                                                 Its:  Authorized Signatory



                                            CAPRICORN INVESTORS, L.P.

                                            By:  Capricorn Holdings, G.P.,
                                                 its General Partner

                                            By:  Winokur Holdings, Inc.,
                                                 its General Partner


                                            By:   /s/ Herbert S. Winokur, Jr.
                                                 -------------------------------
                                                 Name:  Herbert S. Winokur, Jr.
                                                 Its:  President


                                              /s/ J. Roderick Heller, III
                                              ----------------------------------
                                              J. Roderick Heller, III


                                            NHP PARTNERS TWO LLC


                                            By:   /s/ Michael R. Eisenson
                                                 -------------------------------
                                                 Name:  Michael R. Eisenson
                                                 Its:  Authorized Signatory

                                    EXHIBITS
                                       TO
                        REAL ESTATE ACQUISITION AGREEMENT
                                  dated as of
                                  May 22, 1997
                                  by and among
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,
                             AIMCO PROPERTIES, L.P.,
                          DEMETER HOLDINGS CORPORATION,
                               PHEMUS CORPORATION,
                           CAPRICORN INVESTORS, L.P.,
                             J. RODERICK HELLER, III
                                       and
                              NHP PARTNERS TWO LLC

                                      INDEX


EXHIBIT A      Acknowledgment and Acceptance of Admission of
               Limited Partner . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B      Assignment of Partnership Interest  . . . . . . . . . . . . . B-1
EXHIBIT C      Registration Rights Agreement . . . . . . . . . . . . . . . . C-1
EXHIBIT D      Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                                                                       EXHIBIT A

                         ACKNOWLEDGEMENT AND ACCEPTANCE
                         OF ADMISSION OF LIMITED PARTNER

          ACKNOWLEDGMENT AND ACCEPTANCE OF ADMISSION OF LIMITED PARTNER, dated as of ____________, 1997 (this "ACKNOWLEDGMENT"), by and between AIMCO-GP, Inc., a Delaware corporation ("AIMCO-GP"), and _______________, a ___________________
("ADMITTED"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain First Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (as amended, the "PARTNERSHIP AGREEMENT").

          WHEREAS, AIMCO-GP is the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "PARTNERSHIP" or "AIMCO OP"), under the Partnership Agreement;

          WHEREAS, Admitted has contributed to the Partnership certain assets in exchange for Partnership Common Units; and

          WHEREAS, AIMCO-GP desires to evidence the admission of Admitted as an Additional Limited Partner in the Partnership, and Admitted desires to evidence its acceptance of such admission to the Partnership.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          1. Exhibit "A" to the Partnership Agreement is hereby amended and supplemented by the addition of the line items set forth in Exhibit "A" attached to this Acknowledgment.

          2. In accordance with Sections 4.2.A and 12.2.A of the Partnership Agreement, AIMCO-GP hereby admits Admitted as an Additional Limited Partner of the Partnership, with the Partnership Units as set forth in Exhibit "A" to this Acknowledgment.

          3. AIMCO-GP hereby certifies that a true and correct copy of the Partnership Agreement is annexed hereto and made a part hereof.

          4. This Acknowledgment shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives and may be relied upon by them and by other third parties.

          5. By its signature below, Admitted hereby accepts admission to the Partnership as an Additional Limited Partner and agrees to be bound by all of the provisions of the Partnership Agreement, which are incorporated herein by this reference, including without limitation the power of attorney set forth in
Section 2.4 of the Partnership Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and the attachment counterpart signature page to the Partnership Agreement effective as of the date first written above.

                              AIMCO-GP:

                              AIMCO-GP, INC.,
                              a Delaware corporation


                              By:
                                  ---------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                     ------------------------------------


                              ADMITTED:

                              ------------------------------------------

                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                     -----------------------------------

COUNTERPART SIGNATURE PAGE TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994.

                                    --------------------------------------

                                   By:
                                      ------------------------------------
                                   Name:
                                         ---------------------------------
                                   Title:
                                          --------------------------------

                                    EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS


------------------------------------------------------------------------------
          NAME AND ADDRESS OF
              ADDITIONAL                            NUMBER OF
           LIMITED PARTNER                   PARTNERSHIP COMMON UNITS
------------------------------------------------------------------------------



------------------------------------------------------------------------------

                                                                       EXHIBIT B


                                   ASSIGNMENT
                             OF PARTNERSHIP INTEREST

          ASSIGNMENT OF PARTNERSHIP INTEREST, dated as of ______________, 1997 (this "ASSIGNMENT"), by and between ___________, a ___________ (the "ASSIGNOR"), and AIMCO Properties, L.P., a Delaware limited partnership (the "ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Real Estate Acquisition Agreement, dated as of May 22, 1997 (the "ACQUISITION AGREEMENT"), by and among Apartment Investment and Management Company, AIMCO Properties, L.P., Demeter Holdings Corporation, Phemus Corporation, Capricorn Investors, L.P., J. Roderick Heller, III and NHP Partners Two LLC.

          WHEREAS, the Assignor holds interests (the "ACQUIRED INTERESTS") in NHP Partners Two Limited Partnership, a Delaware limited partnership ("PARTNERS TWO"), as set forth in SCHEDULE A hereto; and

          WHEREAS, the Acquisition Agreement provides for the Assignor to contribute, and the Assignee to accept from the Assignor, the Assignor's Acquired Interests in exchange for the consideration provided therein.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          1. In consideration of the transfer to the Assignor of the consideration provided for in the Acquisition Agreement, the Assignor hereby unconditionally and irrevocably transfers, assigns, contributes and sets over to the Assignee all of the Assignor's right, title and interest in and to the Acquired Interests, including, without limitation, (i) all of the Assignor's interest in the capital of Partners Two, and the Assignor's interest in all profits and distributions of any kind to which the Assignor shall at any time be entitled in respect of the Acquired Interests; (ii) all other payments, if any, due or to become due to the Assignor in respect of the Acquired Interests, under or arising out of the limited partnership agreement of Partners Two, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the limited partnership agreement of Partners Two or the Assignor's ownership of the Acquired Interests; and (iv) all present and future claims, if any, of the Assignor against Partners Two or its general partners under or arising out of the limited partnership agreement of Partners Two for monies loaned or advanced, for services rendered or otherwise.

          2.   This Assignment shall take effect as of the Closing.

          3. This Assignment shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

          4. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

          5. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.

                                   ASSIGNOR:

                                   ---------------------------------------

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:



                                   ASSIGNEE:

                                   AIMCO PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:  AIMCO-GP, INC.,
                                        its general partner

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:

                                                                   SCHEDULE A TO
                                              ASSIGNMENT OF PARTNERSHIP INTEREST

                               ACQUIRED INTERESTS

                                                                       EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of ________, 1997 (this "AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), and the persons listed on SCHEDULE A hereto (each, an "INVESTOR").

          WHEREAS, pursuant to that certain Real Estate Acquisition Agreement, dated as of May 22, 1997 (the "ACQUISITION AGREEMENT"), by and among the Company, AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), Phemus Corporation, a Massachusetts corporation ("PHEMUS"), Capricorn Investors, L.P., a Delaware limited partnership ("CAPRICORN"), J. Rodrick Heller, III, an individual ("HELLER"), and NHP Partners Two LLC, a Delaware limited liability company ("PARTNERS TWO LLC"), the Investors will be issued up to _____ units of limited partnership interest in AIMCO OP (the "ISSUED OP UNITS") upon the sale and/or contribution of certain assets and the assignment of certain rights to AIMCO OP, all of which Issued OP Units when surrendered for redemption may be acquired by the Company in exchange for shares of the Company's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), subject to certain restrictions under the agreement of limited partnership of AIMCO OP (the "OP PARTNERSHIP AGREEMENT") and the Company's charter;

          WHEREAS, pursuant to the Acquisition Agreement, the Investors will be issued up to 400,000 warrants (the "WARRANTS") to purchase Common Stock;

          WHEREAS, in connection with the Acquisition Agreement, the Company has agreed to register for sale by the Investors and certain transferees, the shares of Common Stock received or receivable by the Investors (i) in exchange for Issued OP Units that are surrendered for redemption, and (ii) upon exercise of Warrants (collectively, the "REGISTRABLE SHARES"); and

          WHEREAS, the parties hereto desire to enter into this agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. In this Agreement the following terms shall have the following respective meanings:

          "ACCREDITED INVESTOR" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

          "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

          "HOLDERS" shall mean (i) each of the Investors, (ii) each Person holding OP Units as a result of a Permitted Transfer (as such term is defined in the OP Partnership Agreement) to that Person of OP Units made by an Investor in accordance with the provisions of the OP Agreement, and (iii) each Person holding Warrants or Registrable Shares as a result of a transfer or assignment to that Person of Warrants or Registrable Shares made by an Investor in accordance with this Agreement other than pursuant to an effective registration statement or Rule 144 under the Securities Act.

          "INDEMNIFIED PARTY" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

          "INDEMNIFYING PARTY" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

          "OP UNITS" shall mean units of limited partnership interest in AIMCO
OP.

          "PERSON" shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "REGISTRABLE SHARES" shall have the meaning ascribed to it in the recitals to this Agreement.

          "REGISTRATION EXPENSES" shall mean all expenses (excluding Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following: (a) all registration, filing and listing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriter); (f) securities act liability insurance if the Company so desires;
(g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and (i) fees and expenses associated with any NASD filing required to be made in connection with the registration statement.

          "RIGHTS" shall have the meaning ascribed to it in Section 6 of this Agreement.

          "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as amended from time to time, or any similar rule or regulation of the Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

          Section 2.  REGISTRATION.

               (a) The Company shall prepare and file with the Commission, within 45 days after receiving a written request from the Sellers, a registration statement for the purpose of effecting a Registration of the sale of Registrable Shares by the Holders thereof; shall use its best efforts to effect such Registration on or prior to the first anniversary of the date hereof (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws); and shall keep such Registration continuously effective until the earlier of (i) the fifth anniversary of the date hereof or, if the Company has exercised its Suspension Rights hereunder an additional number of days after such third anniversary equal to the aggregate number of days that the Company has deferred a filing or suspended sales under any filed registration statement, and (ii) the date on which all Registrable Shares have been sold pursuant to such registration statement or Rule 144; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this
Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

          Notwithstanding the foregoing, the Company shall have the right (the "SUSPENSION RIGHT") to defer such filing (or suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 120 days during any one-year period ending on December 31, if the Company shall furnish to the Holders a certificate signed by the President or any other executive officer or any director of the Company stating that, (x) in the good faith judgment of the Company, it would be detrimental to the Company and its shareholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement), or (y) the managing underwriter or underwriters in an underwritten offering by the Company for the account of the Company have requested in writing that the Holders refrain from any sale or distribution of Common Stock, and, in either case, the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement) for the period of time specified in such certificate (which shall not exceed 120 days during any one-year period). Upon the Company's exercise of the Suspension Right, the Holders hereby agree not to effect any sale or distribution of shares of Common Stock during the period specified by the Company in such certificate.

               (b) The Company shall promptly notify the Holders of the occurrence of the following events:

                    (i) when any registration statement relating to the Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

                    (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;

                    (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of Section 2(a) above;

                    (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

                    (v) the existence of any event, fact or circumstance that results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

               (c) The Company agrees to use its best effort to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

               (d) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with the New York Stock Exchange (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

               (e) The Company agrees to use its best efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

               (f) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (g) The Company agrees to use commercially reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

               (h) The Company agrees to use its best efforts to comply with the Securities Act and the Exchange Act, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

               (i) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

               (j) If Holders notify the Company that they intend to effect an underwritten offering of at least 300,000 Registrable Shares, the Company will make available for inspection by any Holder disposing of such Registrable Shares, any underwriter of such offering, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that the company determines, in good faith, to be confidential shall not be disclosed to any Inspector unless (i) such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus), (ii) after consultation with counsel for the applicable Inspectors, the Holders and the Company, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, PROVIDED that each Holder shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records.

               (k) If Holders notify the Company that they intend to effect an underwritten offering of at least 300,000 Registrable Shares, the Company will enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares and, in such connection,
(i) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders disposing of Registrable Shares), addressed to each Holder selling Registrable Shares thereby and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" or "agreed-upon-procedures" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Holder selling Registrable Shares covered thereby (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" or "agreed-upon-procedures" letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, make customary representations and warranties, and provide indemnification provisions and procedures substantially to the effect set forth in Section 4 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          Section 3. EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2 hereof. The Company shall pay the fees and disbursements (not in excess of $25,000 in the aggregate) of one counsel, other than the Company's counsel, selected to represent the Holders by Holders owning a majority in number of the Registrable Shares. Except as set forth in the immediately preceding sentence, each Holder shall pay the expenses of its own counsel. All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Holders shall be borne by the Holder selling such Registrable Shares.

          Section 4.  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

               (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

               (c) Each party entitled to indemnification under this Section 4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party otherwise than pursuant to the provisions of this Section 4 and then, only to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 4 is unavailable to a party that would have been an Indemnified Party under this
Section in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d).

               (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 5. INFORMATION TO BE FURNISHED BY HOLDERS. Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 hereof. The Company's obligation to include any Holder's Registrable Shares in a Registration hereunder shall be
subject to such Holder providing the Company with such information.    The
Company shall not have any obligation to make more than three post-effective amendments to any Registration hereunder to include any Registrable Shares of a Holder providing such information after the effective date of such Registration, unless such Holder agrees to pay all costs and expenses associated with any additional post-effective amendment.

          Section 6. TRANSFER OF REGISTRATION RIGHTS. The rights of each Holder under Section 2 hereof and the related rights of each Holder hereunder (the "RIGHTS") may be assigned by each Holder (i) if the Holder is a corporation, to a shareholder or shareholders of such Holder, (ii) if the Holder is a partnership, to a partner or partners of that partnership, (iii) if the Holder is an individual, to a Family Member (as defined in the OP Partnership Agreement), (iv) upon the death of the Holder, to the heirs of the Investor by virtue of the Holder's will or the laws of descent and distribution, (v) if the Holder is a corporation or a partnership, to any Person into or with which the Holder is merged or consolidated or to which the Holder sells all or substantially all of its assets, (vi) in connection with a bona fide pledge of Registrable Shares, to the pledgee, (vii) to an entity controlled by or under common control with the Holder, or (viii) to any entity or person that acquires at least 300,000 Registrable Shares, in each case, only in connection with the transfer of OP Units originally issued to the Investors pursuant to the Acquisition Agreement or Registrable Shares issued in respect of such OP Units tendered for redemption; PROVIDED that (w) in each case, the transferee is an Accredited Investor, (x) such transfer is otherwise effected in accordance with applicable securities laws and the Company shall have been provided by the transferor and the transferee with such evidence thereof as the Company may request, including representations by the transferee in form and content reasonably acceptable to the Company, (y) the Company is given written notice of such transfer prior to such transfer (or, in the case of the death of the Investor, as soon as practicable following the death of the Investor), and (z) the transferee by written agreement delivered to the Company acknowledges that such transferee is bound by the terms of this Agreement. In the event of any such permitted transfer, the defined term "HOLDERS" shall from and after such transfer include such transferee.

          Section 7. ADDITIONAL REPRESENTATIONS. Each Holder of OP Units agrees that upon surrender of any such OP Units for redemption as provided in the OP Partnership Agreement, such Holder shall make such investment and other representations in connection with (and as a condition to) the issuance of Common Stock in exchange for such OP Units as the Company or AIMCO OP may reasonably request.

          Section 8.  RULE 144 SALES.

                 (a) The Company covenants that, until the third anniversary of the date hereof, it will file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

                 (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Registrable Shares.

          Section 9.  MISCELLANEOUS.

                 (a) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

                 (b)  ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

                 (c) MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                 (d) NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service). Notices shall be addressed as follows: (i) if to an Investor, at such Investor's address set forth below its signature hereon, or at such other address as the Investor shall have furnished to the Company in writing, (ii) if to any assignee or transferee of an Investor, at such address as such assignee or transferee shall have furnished the Company in writing, or (iii) if to the Company, at the following address:

                    1873 South Bellaire Street, 17th Floor
                    Denver, Colorado  80222-4348
                    Attention:  Mr. Terry Considine
                    Telephone:  (303) 757-8600

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

                 (e) ASSIGNMENT. Except as specifically provided to the contrary in SECTION 6, no party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

                 (f) SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

                 (g) SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 9(e), all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                 (h) COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                 (i) INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Section" are, unless otherwise specified, to a Section of this Agreement. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

                 (j) TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

                 (k) ATTORNEYS' FEES. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

                 (l) WAIVER OF JURY TRIAL. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement.

                 (m) NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

[SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   INVESTOR:

                                   Name:



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   Name:



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   Investor's Address:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Phone:
                                          --------------------------------------
                                   Fax:
                                        ----------------------------------------

                                                                  SCHEDULE A TO
                                                   REGISTRATION RIGHTS AGREEMENT


                                    INVESTORS

                                                                       EXHIBIT D

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

Warrant No. __


                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                          COMMON STOCK PURCHASE WARRANT

               WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK
               EXERCISABLE UNTIL 5:00 P.M., DENVER, COLORADO TIME,
                           ON _________________, 2002


       THIS CERTIFIES that ___________________________________, a[n]
___________________________ or [its/his] registered assigns is the holder (the "Holder") of this Warrant to purchase, subject to adjustment, ________ shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Apartment Investment and Management Company, a Maryland corporation (the "Company"), at the per share exercise price, subject to adjustment, of $36.00 at any time prior to the Expiration Date (defined below), subject to the terms and conditions set forth herein.

       1. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following respective meanings:

            (a) "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Company's Board of Directors or a designated committee thereof; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Company's Board of Directors or a designated committee thereof acting in good faith.

            (b) "HOLDER" shall mean, when used with respect to this Warrant or the Warrant Shares, the person registered on the books and records of the Company as being the holder of record of this Warrant or the Warrant Shares, as the case may be.

            (c) "OTHER SECURITIES" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to SECTION 3 below or otherwise.

            (d) "PURCHASE PRICE" shall mean the per share purchase price of the Warrant Shares pursuant to the exercise, in whole or in part, of this Warrant. The Purchase Price shall initially be $36.00 per share, subject to adjustment as provided in SECTION 3 below.

            (e) "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated ______________, 1997, by and among the Company, the Holder and certain other parties named therein.

            (f) "WARRANT SHARES" shall mean the shares of Common Stock (or Other Securities) issued or issuable pursuant to the exercise, in whole or in part, of this Warrant.

       2.  EXERCISE OF WARRANT.

            (a) EXERCISE OF WARRANT. This Warrant may be exercised in full or in part by the Holder hereof by surrender of this Warrant, with the form of Election to Purchase attached hereto (the "ELECTION TO PURCHASE") duly executed by the Holder, to the

Company at its offices at 1873 South Bellaire Street, Denver, Colorado 80222 or at such other office or agency as the Company may designate in writing to the Holder, accompanied by certified or bank cashier's check payable to the order of the Company in the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Election to Purchase by the Purchase Price per share; provided, however, that the Company shall issue Warrant Shares to a Holder upon exercise of any Warrant only if such issuance is in compliance with
SECTION 4 hereof. Upon any partial exercise of this Warrant, the Company at its expense will forthwith issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder on the face or faces of the Warrants for the number of Warrant Shares equal to the number of such shares called for on the face of the surrendered Warrant (after giving effect to any adjustment therein as provided in SECTION 3 below) minus the number of such Warrant Shares (after giving effect to such adjustment) designated by the Holder in the aforementioned Election to Purchase.

            (b) EXERCISE PERIOD. This Warrant may be exercised by the Holder as to all or any lesser number of Warrant Shares at any time and from time to time during the period (the "EXERCISE PERIOD") from and after the date of issuance and until 5:00 p.m. Denver, Colorado time on ____________, 2002 (the "EXPIRATION DATE"); provided, however, that this Warrant shall be exercisable in multiples of 500 Warrant Shares unless all of the Warrant Shares covered by the Warrant are being exercised.

            (c)  DELIVERY OF STOCK CERTIFICATES ON EXERCISE.  Subject to
SECTION 4 hereof, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company will issue in the name of and deliver to the Holder hereof a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise, plus cash, in lieu of any fractional share to which such Holder would otherwise be entitled, as provided in subsection (d) below, together with any Other Securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to SECTION 3 below or otherwise. Subject to the obligations of the Company and rights of the Holder under the Registration Rights Agreement, certificates representing the Warrant Shares shall be subject to a stop transfer order and shall bear the following legend if the Company is advised by counsel that such legend is necessary at the time of such exercise:

       THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY,

       TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

            (d) FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver an amount, in cash, equal to the product of (x) the Fair Market Value of a full share of the Common Stock as of the last trading day prior to the exercise date times (y) the fractional amount, and rounded to the nearest whole cent.

            (e) REISSUANCE OF WARRANT. In the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares covered by this Warrant at any time prior to the Expiration Date, a new Warrant in like tenor evidencing the remaining portion of the Warrant will be issued and delivered to the Holder.

       3. ADJUSTMENTS. This Warrant is subject to the following terms and conditions during the Exercise Period:

            (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the date of issuance, the Company:

                      (1) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (including Common Stock);

                      (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                      (4) issues by reclassification of its Common Stock any shares of its capital stock or other securities (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each such case, an appropriate and proportionate adjustment shall be made in the number of Warrant Shares or other securities of the Company covered by this Warrant so that upon exercising this Warrant immediately after such action, the Holder would be entitled to receive the number of Warrant Shares or Other Securities of the Company that such Holder would have owned immediately following such action if such Holder had exercised this Warrant immediately prior to such action. The adjustment shall become effective immediately after the earlier of (x) the record date or the distribution date in the case of a dividend or distribution and (y) the record date or the effective date in the case of a subdivision, combination or reclassification.

       Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the per share Purchase Price shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

            (b) OTHER SECURITIES. If at any time, as a result of an adjustment made pursuant to this SECTION 3, the Holder becomes entitled to purchase Other Securities of the Company or the stock or Other Securities of any other person, corporate or otherwise, thereafter the number of such Other Securities so purchasable upon exercise of this Warrant and the Purchase Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this SECTION 3, and the provisions of this Warrant with respect to the Warrant Shares, shall apply on like terms to any such other shares, capital stock or Other Securities.

            (c) CONSOLIDATIONS MERGERS AND OTHER TRANSACTIONS. In case of any consolidation of the Company with or merger of the Company into another corporation or other entity, or in case of any sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety, proper provision shall be made so that the Holder shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of Other Securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. The Company shall give notice to each Holder of such provision. Such provision shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 3.

            (d) NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or the kind or amount of securities purchasable upon the exercise of this Warrant shall be adjusted pursuant to any of the provisions of this Warrant, the Company shall forthwith thereafter cause to be sent to the Holder a certificate setting forth the adjustments in the Purchase Price and/or in said number of shares, and also setting forth in detail the facts requiring such adjustments.

            (e) NOTICE OF CERTAIN EVENTS. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than any regular quarterly dividend paid by the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right, or (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person, or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying: (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the proposed record date or the proposed closing date, as applicable, therein specified.

       4. TRANSFERABILITY. The Holder acknowledges that this Warrant is being acquired in a transaction not involving any public offering within the meaning of the Securities Act and that neither the Warrants or the Warrant Shares issuable upon exercise of the Warrants have been registered under the Securities Act. The Holder shall not offer, sell, transfer or otherwise dispose of the Warrants or any Warrant Shares in the absence of registration under the Securities Act unless the Holder delivers to the Company an opinion of a lawyer reasonably satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act.

       5.  FURTHER COVENANTS OF THE COMPANY.

            (a) RESERVATION OF STOCK. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Warrant Shares from time to time issuable upon the exercise of all Warrants at the time outstanding.

            (b) TITLE TO STOCK. All of the Warrant Shares delivered upon the exercise of any Warrants shall be validly issued, fully paid and nonassessable; each Holder of a Warrant shall receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities, and claims whatsoever.

            (c) EXCHANGE OF WARRANTS. Subject to SECTION 3(A) hereof, upon surrender for exchange of this Warrant to the Company, the Company at its expense will promptly issue and deliver to the Holder hereof a new Warrant of like tenor, in the name of such Holder, calling in the aggregate on the face thereof for the number of Warrant Shares called for on the face of this Warrant so surrendered.

            (d) LISTING ON NEW YORK STOCK EXCHANGE. The Company will, at its expense, list on the New York Stock Exchange all of the Warrant Shares from time to time issued upon the exercise of any Warrants or such other exchange or over-the-counter market on which the Common Stock may from time to time be trading.

            (e) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement by the Holder reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender by the Holder and cancellation of this Warrant, the company at the expense of the Holder will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       6. REPRESENTATIONS OF HOLDER. Holder, by accepting this Warrant (i) represents that the Warrant is acquired for Holder's own account, for investment purposes only, and that Holder has no present intention of distributing, selling or otherwise disposing of the Warrant or the Warrant Shares in violation of applicable securities laws and (ii) acknowledges that as a condition to the exercise of this Warrant the Company may require the Holder to make such investment representations with respect to the Warrant Shares issuable upon such exercise as the Company deems advisable for purposes of complying with applicable securities laws.

       7. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company unless and except to the extent that Warrant Shares are purchased by the Holder hereunder.

       8. MISCELLANEOUS. All notices, certificates and other communications from or at the request of the company to the Holder of this Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to such Holder at the address for such Holder as it appears in the Company's records, or such other address as such Holder may have furnished to the Company in writing. This Warrant and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

       9. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements entered into and to be performed entirely within Delaware.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this __ day of __________, 1997.

                                APARTMENT INVESTMENT AND
                                MANAGEMENT COMPANY



                                By:
                                   ---------------------
                                Name:
                                Title:

                              ELECTION TO PURCHASE

       The undersigned hereby irrevocably elects to exercise this Warrant to purchase ______ shares of Class A Common Stock of Apartment Investment and Management Company at $36.00 per share, subject to adjustment, and requests that Certificates for such shares be issued and delivered as follows:

     ISSUE TO:
                    -------------------------------------------------------
                    (Name)


                    -------------------------------------------------------
                    (Address, including Zip Code)


                    -------------------------------------------------------
                    (Social Security or Tax Identification Number)

     DELIVER TO:
                    -------------------------------------------------------
                    (Name)


                    -------------------------------------------------------
                    (Address, including Zip Code)

     In full payment of the aggregate purchase price with respect to the number of shares being purchased upon exercise of this Warrant, the undersigned hereby tenders payment of $_______________ by certified or bank cashier's check payable to the order of Apartment Investment and Management Company. If the Warrant is exercised hereby so as to purchase fewer than all the shares of Class A Common Stock that may be purchased pursuant to the Warrant, then a new Warrant representing the number of full shares for which the Warrant has not been exercised should be issued and delivered as set forth below.

Name of Warrantholder or Assignee:
                                   ----------------------------------------
                                               (Please Print)

Address
        -------------------------------------------------------------------

---------------------------------------------------------------------------

Signature                                    Dated:
          ----------------------------------       ------------------------
                (Signature must conform in all respects to name
               of holder as specified on the face of the Warrant.)

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the undersigned's right, title and interest in and to the within Warrant, with respect to the number of shares of Class A Common Stock of Apartment Investment and Management Company set forth below:

                              Number of                Social Security
Name and                      Shares of Class          or Taxpayer
Address of Assignee           A Common Stock           Identification Number
-------------------           --------------           ---------------------













and does hereby irrevocably authorize the Company to make such transfer on the Warrant Register maintained at the principal office of the Company.



Dated:
       -------------------, ----------- -----------------------------------
                                             Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant.)

     The Schedules listed in the table of contents preceding the Real Estate Acquisition Agreement, dated as of May 22, 1997, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., Demeter Holdings Corporation, Phemus Corporation, Capricorn Investors, L.P., J. Roderick Heller, III and NHP Partners Two LLC, have been omitted. A copy of such Schedules will be furnished supplementally to the Securities and Exchange Commission upon request.